Exhibit 10.2

        A mark of [***] in the text of this Exhibit indicates that confidential material has been omitted.

This Exhibit, including the omitted portions, has been filed separately with the Secretary of the
Securities and Exchange Commission pursuant to an application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

TERMINATION AND TRANSITION AGREEMENT

THIS TERMINATION AND TRANSITION AGREEMENT (the “Agreement”) is entered into as of April 26, 2004 (the “Signing Date”) by and between MedImmune Vaccines, Inc., a Delaware corporation (“MedImmune”), and Wyeth, a Delaware corporation, acting through its Wyeth Pharmaceuticals division (“Wyeth”). Unless the context clearly requires otherwise, all references to MedImmune and Wyeth shall include any predecessor entity thereto that was a party to the Collaboration Agreements (defined below), including Aviron, in the case of MedImmune, and American Home Products Corporation acting through its Wyeth-Ayerst Laboratories Division, in the case of Wyeth. MedImmune and Wyeth are referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

        WHEREAS, MedImmune and Wyeth are parties to the Collaboration Agreements (defined below) regarding the development, manufacturing and marketing of certain live, intranasally delivered, cold-adapted influenza virus vaccine products, and the Parties now desire to terminate the Collaboration Agreements;

        WHEREAS, Wyeth desires to transfer or license to MedImmune, in some cases, and revert back to MedImmune, in other cases, and MedImmune desires to acquire or license from Wyeth, all of Wyeth’s right, title and interest in and to certain of Wyeth’s assets relating to the Products (defined below);

        WHEREAS, MedImmune desires to obtain performance of specified Services (as defined below) from Wyeth, and Wyeth is willing to perform for MedImmune such Services; and

        WHEREAS, Wyeth and an Affiliate of MedImmune are entering that certain Asset Purchase Agreement as of the date hereof (the “Asset Purchase Agreement”) providing for the sale and purchase of certain real property and other assets related to a Wyeth facility used in the distribution of the Frozen Product (defined below).

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained in this Agreement, the Parties hereby agree as follows:

ARTICLE 1
DEFINITIONS

        The following terms, when capitalized, shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined) as used in this Agreement:

        1.1“Acquired Assets” has the meaning set forth in Section 3.1.

A mark of [***] on this page indicates that confidential material has been omitted. This Exhibit, including the omitted portions, has been filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

        1.2 “Additional Transition Services” means services performed by Wyeth pursuant to Sections 7.2 and 7.3 of this Agreement.

        1.3 “Affiliate(s)” means, with respect to any person, any person which, directly or indirectly through the ownership of equity securities or through other arrangements, either controls, or is controlled by or is under common control with, such person. A person shall be deemed to be in control of another entity if it owns or controls at least fifty percent (50%) of the equity securities of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority); provided, however, that a person shall not be deemed to be in control of an entity in which a person owns a majority of the ordinary voting power to elect a majority of the board of directors or other governing board but is restricted from electing such majority by contract or otherwise, until such time as such restrictions are no longer in effect.

        1.4 “Asset Purchase Agreement” has the meaning set forth in the Recitals.

        1.5“Audit Disagreement” has the meaning set forth in Section 6.9(b).

        1.6“Aviron” means Aviron, a Delaware corporation and predecessor-in-interest of MedImmune with respect to the Collaboration Agreements.

        1.7“CAIV-T” means any Liquid Formulation [***] developed by Wyeth under the Collaboration Agreements.

        1.8 “Clinical Trial Material Deliverables” or “CTM Deliverables” means CAIV-T in [***] for CTM 4.5 Deliverables and [***] for CTM 5.0 Deliverables, in each case in the form specified on Schedule 1.8. When “CTM” in the term “CTM Deliverables” is followed by a number, the term shall refer to a particular lot number of clinical trial material produced by Wyeth (e.g. CTM 4.5 Deliverables refers to clinical trial material from lot number 4.5).

        1.9 “Clinical Trial Study Reports” means all reports or summaries of all data, records and documents resulting from the Wyeth CAIV-T Clinical Trials, as are specified on Schedule 3.1(d).

        1.10“Closing” has the meaning set forth in Section 2.7.

        1.11“Closing Date” has the meaning set forth in Section 2.7.

        1.12 “Collaboration Agreements” means, collectively, the International License Agreement, the U.S. License Agreement, the Supply Agreement, the Credit Agreement, the Master Amendment Agreement, the Letter Agreement, the Non-Disclosure Agreement and the Material Transfer Agreement, including all amendments, supplements and letter agreements related thereto.

A mark of [***] on this page indicates that confidential material has been omitted. This Exhibit, including the omitted portions, has been filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

        1.13 “Competitive Vaccine Product” means (a) in any member country of the European Union as of the Closing Date, [***] which such product is approved for such use by any applicable foreign Governmental Authority equivalent to the FDA; and (b) in all countries within the Royalty Territory other than those described in subsection (a), [***], which such product is approved for such use by the FDA or any foreign equivalent Governmental Authority.

        1.14 “Control” or “Controlled” means (other than as used in Section 1.3) the right to grant a license or sublicense to intangible property rights (including patent rights, know-how and/or trade secret information), and the right to provide access to or cross-reference to regulatory filings, in each case to the extent not in violation of the terms of any agreement or other arrangement with any Third Party and to the extent that no payments or other consideration is payable to any Third Party.

        1.15 “Credit Agreement” means that certain Credit Agreement by and between MedImmune and Wyeth, dated as of January 11, 1999.

        1.16“Dispute” has the meaning set forth in Section 17.1.

        1.17“Domain Name” has the meaning set forth in Section 3.1(h).

        1.18“EMEA” means the European Medical Evaluation Agency, or any successor agency thereto.

        1.19 “Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equitable interest, claim, preference, right of possession, lease, license, encroachment, covenant, infringement, interference, order, right of first refusal, defect, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature, including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset; except any of the foregoing or other matters, individually and in the aggregate, that are not materially adverse to, or materially interfere with, the use of the asset as they are currently or contemplated to be used or their adequacy for such use. “Encumbered” has a correlative meaning.

        1.20“Excluded Assets” has the meaning set forth in Section 3.2.

        1.21“FDA” means the United States Food and Drug Administration, or any successor agency thereto.

        1.22 “Field” means the use of the Product in humans to prevent (a) influenza and/or influenza-associated illnesses, including influenza-associated otitis media infection, or (b) any other disease or condition.

A mark of [***] on this page indicates that confidential material has been omitted. This Exhibit, including the omitted portions, has been filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

        1.23“Finished Frozen Product” means the Frozen Product in finished, packaged form for commercial sale.

        1.24 “Flu Season” means a period beginning on July 1 of any given year and ending on June 30 of the following year. When preceded by a particular time frame (e.g., the 2004-05 Flu Season), this term refers to the period beginning on July 1 of the first year listed (i.e., July 1, 2004 in this example) and ending on June 30 of the second year listed (i.e., June 30, 2005 in this example).

        1.25 “FluMist™ BLA” means the FDA-approved Biologics License Application for the Product, which has the following number: 12502010, including any amendments or supplements thereto.

        1.26 “Frozen Product” means a formulation of the Product which, during the stability dating period established by the FDA or any foreign equivalent Governmental Authority in the Royalty Territory, [***] including, but not limited to, that formulation of the Product approved as of June 17, 2003 for marketing by the FDA pursuant to the FluMist™ BLA.

        1.27 “Fully-Absorbed Costs” means the costs for those categories of items specified in Schedule 1.27, which costs are incurred by Wyeth in performance of the Services relating to the technology transfer of certain manufacturing information and the manufacture and testing of the CTM Deliverables, in each case at Wyeth’s Marietta facility.

        1.28 “Government Licenses” means a regulatory approval or license, or investigational application, issued, granted, allowed or given by or under the authority of any Governmental Authority or pursuant to any law, rule or regulation throughout the Royalty Territory and required for the clinical testing in humans, or commercial sale, of the Product anywhere in the Royalty Territory, excluding all such applications, approvals or licenses related to the Marietta Facility, Louisville Distribution Center (as defined in the Asset Purchase Agreement), or products or services of Wyeth other than those relating solely to the Products and the Services.

        1.29 “Governmental Authority” means any United States, state, local or foreign governmental entity or municipality or subdivision thereof or any authority, department, commission, board, bureau, agency court or instrumentality.

        1.30“HSR Act” means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.

        1.31 “Information” means techniques, information, know-how and data relating to development, testing, manufacture and commercialization of the Product and including (but not limited to) practices, methods, knowledge, know-how, skill, experience, test data including pharmacological, toxicological, preclinical and clinical test data, analytical and quality control

A mark of [***] on this page indicates that confidential material has been omitted. This Exhibit, including the omitted portions, has been filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

data, marketing, pricing, distribution, cost, sales and manufacturing data or descriptions. “Information” shall include any Invention for which a patent application has not been filed, or if filed, has not been published.

        1.32 “Internal Costs” means those costs directly related to employees assigned by Wyeth to work on any of the Services [***].

        1.33 “International License Agreement” means that certain International FluMist™ License Agreement by and between MedImmune and Wyeth, dated as of January 11, 1999, as amended.

        1.34“Invention” means any patentable invention or discovery.

        1.35“Joint Patent” means a Patent claiming an Invention in the Joint Technology.

        1.36 “Joint Technology” means all Information and Inventions discovered or developed jointly by one or more employees or consultants of MedImmune, on the one hand, and by one or more employees or consultants of Wyeth on the other hand, during the term of and pursuant to either of the U.S. License Agreement or International License Agreement, in each case as determined under the United States laws of inventorship.

        1.37 “Letter Agreement” means that certain letter agreement by and between MedImmune and Wyeth, dated as of October 23, 2002.

        1.38 “Liquid Formulation” means a liquid formulation of the Product which, during the stability dating period established by the FDA or any foreign equivalent Governmental Authority in the Royalty Territory, [***].

        1.39 “Master Amendment Agreement” means that certain Master Amendment Agreement by and between MedImmune and Wyeth, dated as of September 30, 2003.

        1.40 “Master Donor Strains” means the influenza strains [***]. “Structural equivalents” include any influenza virus: (a) [***] or (b) that comprises at least one characteristic nucleotide sequence feature or encoded amino acid sequence feature of any gene segment selected from the list of such features shown in Schedule 1.40; or (c) for which Wyeth cannot provide reasonable evidence to a mutually agreed upon independent Third Party laboratory, under an agreement that restricts such Third Party from disclosing Wyeth confidential information to MedImmune, that the virus is not derived from [***].

        1.41 “Material Transfer Agreement” means that certain Material Transfer Agreement by and between MedImmune and Wyeth, dated as of July 15, 2002.

        1.42 “MedImmune Collaboration IP” means any and all intellectual property rights licensed to Wyeth pursuant to the terms of the Collaboration Agreements.

        1.43 “MedImmune Confidential Information” means any (a) Information and other information and materials (including without limitation the MedImmune Product Materials and sequence information relating thereto or derived from the MedImmune Product Materials) furnished to Wyeth by MedImmune pursuant to the Collaboration Agreements or this Agreement; (b) Information relating solely to the Products, which Information was developed by or on behalf of Wyeth in the course of the collaboration under the Collaboration Agreements; and (c) provisions of this Agreement that are the subject of an effective order of the U.S. Securities and Exchange Commission granting confidential treatment pursuant to the Securities Act of 1934, as amended.

        1.44“MedImmune Parties” has the meaning set forth in Section 4.3.

        1.45 “MedImmune Product Materials” means the Master Donor Strains, any master virus seeds, master virus working seeds, virus seeds, or bulk monovalent or trivalent blended Product (or progeny or derivatives thereof) or any intermediate used in the production thereof, or any other proprietary biological materials, in each case, transferred to Wyeth by MedImmune under the Collaboration Agreements or this Agreement, including any nucleic acid materials, including RNA or DNA materials, relating thereto or derived from any of the foregoing.

        1.46 “Michigan” means the Regents of the University of Michigan, a constitutional corporation of the State of Michigan with offices located at Wolverine Tower, Room 2071, 3003 South State Street, Ann Arbor, Michigan, 48109-1280, USA.

        1.47 “Michigan Agreement” means the Materials Transfer and Intellectual Property Agreement between Aviron and Michigan dated February 24, 1995, as amended, attached hereto as Schedule 1.47.

        1.48 “Net Sales” means the sum of all amounts invoiced by MedImmune and/or its Affiliates to Third Parties (or by MedImmune’s licensees, sublicensees or Distributors (as defined below) (in each case, other than Wyeth or Wyeth’s Affiliates) to Third Parties) during a given Royalty Period (as defined in Section 6.5(c)), for the sale of any given Product in the Royalty Territory to such Third Parties less (in each case, with respect to such sales):

                (a)     the following [***] as determined under accounting principles generally accepted in the United States (but only to the extent not already deducted from the invoice), paid or credited to such Third Parties for:

                        (i)     any [***];

A mark of [***] on this page indicates that confidential material has been omitted. This Exhibit, including the omitted portions, has been filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

                        (ii)     any [***] customary in the trade including, but not limited to, [***];

                        (iii)     any [***] including, but not limited to, [***];

                        (iv)     any [***];

                        (v)     any amounts [***] to such Third Parties for [***]; and

                        (vi)        [***].

                (b)     [***];

                (c)     the cost of [***] or, if the Product [***], in either case, including, but not limited to [***], except in all cases to the extent such costs are separately invoiced; and

                (d)     taxes, other than income taxes, specifically associated with the Product including, but not limited to, sales, excise, turnover, inventory, value-added and similar taxes along with duties or other governmental tariffs assessed on the sale of the Products as well as any taxes paid by MedImmune and its Affiliates under 42 U.S.C. 300 aa-1 et seq., 26 U.S.C. 9510, 4131 & 4132 or other similar legislation in jurisdictions in the Royalty Territory, or to a State of the United States or other sovereign entity, insuring against liability arising out of the manufacture, use or sale of Product by MedImmune or its Affiliates.

_________________

        1.49 “Non-Disclosure Agreement” means the Non-Disclosure Agreement by and between MedImmune and Wyeth, dated March 10, 2004.

        1.50“Non-Frozen Product” or “NFP” means either CAIV-T or any other Liquid Formulation.

        1.51 “Patent” means patents, applications for patent, provisional applications for patent, and any patents issuing therefrom, including any divisions, continuations, continued prosecution applications and continuations-in-part thereof, confirmations, and reexamination certificates, renewals, reissue patents, patent extensions and patent term restorations, and any foreign equivalents of the foregoing or corresponding patents or patent applications, in each case filed anywhere in the Royalty Territory.

        1.52“Pre-Closing Period” has the meaning set forth in Section 11.1(a).

        1.53 “Product(s)” means a live, attenuated, intranasally delivered, cold adapted influenza vaccine derived from the Master Donor Strains including, but not limited to, the Frozen Product and any NFP.

        1.54 “PLA” means a Product License Application or Biologics License Application filed with the FDA for any NFP, or the equivalent filing made with the EMEA or any other equivalent Governmental Authority in the Royalty Territory.

        1.55“Required Third Party Consents” means the consents of the Third Parties listed on Schedule 1.55.

        1.56“Royalty Term” has the meaning set forth in Section 6.5(b).

        1.57“Royalty Territory” means all countries of the world.

        1.58“Service Fees” has the meaning set forth in Section 8.2.

        1.59“Services” means the Transition Services and the Additional Transition Services.

        1.60“Signing Date” has the meaning set forth in the first paragraph of this Agreement.

        1.61 “Supply Agreement” means that certain Supply Agreement by and between MedImmune and Wyeth, dated as of January 11, 1999, as amended.

        1.62 “Third Party(-ies)” means any person or entity other than MedImmune or Wyeth and their respective Affiliates.

        1.63“Third Party Agreements” has the meaning set forth in Section 3.1(e).

        1.64“Transferred Intellectual Property” means, collectively, the Wyeth Copyrights and Wyeth Trademarks.

        1.65“Transition Services” has the meaning set forth in Section 7.1.

        1.65 “U.S. License Agreement” means that certain United States License and Co-Promotion Agreement by and between MedImmune and Wyeth, dated as of January 11, 1999, as amended.

        1.66 “WARF Assignment” means that Assignment of the WARF License Agreement by and between MedImmune West, Inc., an Affiliate of MedImmune, and Wyeth executed concurrently herewith to be effective as of the Closing, a copy of which is attached hereto as Schedule 1.67.

        1.67 “WARF License Agreement” means that certain Exclusive Patent and Know-How License Agreement by and between the Wisconsin Alumni Research Foundation (“WARF”) and American Home Products Corporation, dated as of June 15, 2001 and attached hereto as Schedule 1.68.

        1.68 “WARF Sublicense Agreement” means that Sublicense Agreement by and between MedImmune West, Inc., an Affiliate of MedImmune, and Wyeth executed concurrently herewith to be effective as of the Closing, a copy of which is attached hereto as Schedule 1.69.

        1.69 “Wyeth CAIV-T Data” means (a) any data resulting from preclinical testing of CAIV-T generated by or on behalf of Wyeth or its Affiliates or (b) any human clinical trial data generated in the course of the conduct of the Wyeth CAIV-T Clinical Trials.

        1.70 “Wyeth CAIV-T Clinical Trials” means those certain CAIV-T clinical trials described on Schedule 1.71.

        1.71 “Wyeth Confidential Information” means (a) the Wyeth General Know-How, (b) Wyeth Product Specific Know-How, (c) any provisions of this Agreement that are the subject of an effective order of the U.S. Securities and Exchange Commission granting confidential treatment pursuant to the Securities Act of 1934, as amended, and (d) any Wyeth confidential information disclosed to MedImmune employees pursuant to Section 5.8.

        1.72“Wyeth Copyrights” has the meaning set forth in Section 3.1(a).

        1.73“Wyeth Data” has the meaning set forth in Section 3.1(d).

        1.74 “Wyeth General Know-How” means all inventions (whether or not patentable), ideas, processes, formulae, clinical trial protocols, technical information, trade secrets, developments, discoveries, data, drawings, techniques, equipment specifications, models and know-how owned or Controlled by Wyeth as of the Closing Date, in tangible or intangible form, in each case that are related to the research, development, manufacture, use, distribution, or commercialization of both (i) the Products and (ii) other products or services of Wyeth; provided, however, that Wyeth General Know-How does not include any Wyeth Data or any technology licensed to Wyeth pursuant to the WARF License Agreement.

        1.75 “Wyeth Government Licenses” means those Government Licenses owned by Wyeth or its Affiliates and set forth on Schedule 3.1(j) and all applications therefor and related correspondence.

        1.76“Wyeth Materials” has the meaning set forth in Section 3.1(c).

        1.77 “Wyeth Product Specific Know-How” means all inventions (whether or not patentable), ideas, processes, formulae, clinical trial protocols, technical information, trade secrets, developments, discoveries, data, drawings, techniques, equipment specifications, models and know-how owned or Controlled by Wyeth as of the Closing Date, in each case that are related solely to the research, development, manufacture, use, distribution, or commercialization of the Products, in tangible or intangible form; provided, however, that the Wyeth Product Specific Know-How shall not include any Wyeth General Know-How, any Wyeth Data or any technology licensed to Wyeth pursuant to the WARF License Agreement.

        1.78“Wyeth Promotional Materials” has the meaning set forth in Section 3.1(g).

        1.79“Wyeth Third Party Costs” has the meaning set forth in Section 8.2.

        1.80“Wyeth Trademarks” has the meaning set forth in Section 3.1(b).

        1.81 “Wyeth Work Product” means any inventions (whether or not patentable), ideas, processes, formulae, clinical trial protocols, technical information, trade secrets, developments, discoveries, data, drawings, techniques, equipment specifications, models and know-how which are solely, or jointly with MedImmune, conceived, made, reduced to practice, or learned by Wyeth in the course of performing any Services, in each case that are related solely to the research, development, manufacture, use, distribution, or commercialization of the Products, in tangible or intangible form; provided, however, that the Wyeth Work Product shall not include any Acquired Assets.

ARTICLE 2
TERMINATION OF COLLABORATION AGREEMENTS

        2.1 Collaboration Agreements. Effective upon the Closing Date and notwithstanding anything to the contrary contained in any of the Collaboration Agreements, except as otherwise set forth in this Section 2.1, each of the Collaboration Agreements and all verbal understandings relating thereto shall be irrevocably terminated and of no further force and effect, including without limitation, those provisions in the Collaboration Agreements expressly stated to survive termination, and the Parties shall be released from all obligations set forth in the Collaboration Agreements in accordance with the terms of Section 15.1. Notwithstanding the foregoing to the contrary, those terms of the Collaboration Agreements expressly stated in Sections 2.4 and 13.5 of this Agreement to survive termination (as well as any definitions referenced by such terms) shall remain in full force and effect in accordance with the terms and conditions of this Agreement.

        2.2 Effects of Termination. Without limiting the generality of Section 2.1, upon the Closing Date, all licenses and other rights granted by MedImmune to Wyeth under the Collaboration Agreements will irrevocably terminate immediately and all rights in and to the MedImmune Collaboration IP and the MedImmune Product Materials shall revert immediately to MedImmune. Except as set forth in this Agreement and except for any Services to be provided by Wyeth, Wyeth will have no further obligation to research, develop, manufacture, sell, distribute or otherwise commercialize the Products under the Collaboration Agreements from and after the Closing Date, and, MedImmune shall be solely responsible for the research,

A mark of [***] on this page indicates that confidential material has been omitted. This Exhibit, including the omitted portions, has been filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

development, manufacture, transportation, testing, sale, distribution and commercialization of Products from and after the Closing Date.

        2.3 Return of Confidential Information, Collaboration Intellectual Property and MedImmune Product Materials. Not later than sixty (60) days following the Closing Date, Wyeth, at its expense, shall return and deliver to MedImmune: (a) all Confidential Information of MedImmune (as defined under the Collaboration Agreements and disclosed thereunder); (b) all tangible embodiments of MedImmune Collaboration IP; (c) all MedImmune Product Materials; and (d) any other MedImmune Confidential Information in the possession or control of Wyeth and its Affiliates, except (i) in all cases, MedImmune Confidential Information, MedImmune Collaboration IP and MedImmune Product Materials to be used by Wyeth in performance of the Services (but which shall be returned within thirty (30) days after completion of performance of the Services), (ii) one archival copy of the MedImmune Confidential Information (excluding any MedImmune Product Materials) to be retained to allow Wyeth to determine its confidentiality obligations and enforce its rights under this Agreement; and (iii) any information encompassed by Section 1.43(c). If delivery of any of the foregoing materials is not practicable within such sixty (60) day period, the Parties shall in good faith agree upon a reasonable timetable for such delivery, but in no event shall such delivery occur later than December 31, 2004. For the avoidance of doubt, the foregoing delivery will be at Wyeth’s expense and in a manner to be mutually agreed upon by the Parties.

        2.4 Pre-Existing Intellectual Property Rights. Except as expressly provided for in this Agreement, all Joint Technology, and all Inventions and Information discovered, generated, conceived or reduced to practice during the term of and pursuant to the U.S. License Agreement or the International License Agreement, as the case may be, shall continue to be owned in accordance with the terms of Section 15.1(b) of the U.S. License Agreement and Section 14.1(b) of the International License Agreement. For clarity, it is understood that: (a) certain Information and Inventions owned or Controlled by Wyeth shall be (i) assigned to MedImmune hereunder to the extent such Information and Inventions are included in the Acquired Assets, or (ii) licensed to MedImmune hereunder to the extent such Information and Inventions are included in Wyeth Product Specific Know-How, Wyeth General Know-How or Subsequent Patents (as defined in Section 3.4), and (b) all Joint Technology shall be subject to the license rights granted herein.

        2.5 Financial Reconciliation. On the Closing Date, MedImmune shall make the payment to Wyeth of [***], which shall constitute full payment of all amounts due under the Collaboration Agreements and for the acquisition by and transfer to MedImmune of Wyeth’s residual inventory of remaining freezer boxes, and no further amounts will be owed by either Party under the Collaboration Agreements.

        2.6 2003-2004 Flu Season. Wyeth shall, and shall cause its Affiliates or relevant Third Parties to, provide, perform and complete the following obligations with respect to the 2003-2004 Flu Season not later than June 30, 2004: (a) destroy all Finished Frozen Product in its possession in accordance with all applicable legal requirements or return to MedImmune such Finished Frozen Product, at MedImmune’s request and expense (provided that MedImmune provides notice of its decision with respect to such destruction or return not later than June 1, 2004); and (b) process all returns for the Frozen Product, at Wyeth’s expense.

        2.7 Closing. The closing of the transactions contemplated herein, including the purchase of the Acquired Assets by MedImmune (the “Closing”) will take place at the offices of Cooley Godward LLP, 11951 Freedom Drive, Reston, Virginia 20190, at a time and on a date to be determined by mutual agreement, which will be at least two (2) business days but not more than five (5) business days after the satisfaction of the conditions set forth in Sections 12.1(c) and 12.2(c). For purposes of this Agreement, “Closing Date” means the date on which the Closing actually takes place.

ARTICLE 3
PURCHASE AND SALE OF ASSETS

        3.1 Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, Wyeth shall cause to be sold, assigned, transferred, and conveyed to MedImmune, and MedImmune shall purchase and acquire from Wyeth, at the Closing, good and valid title and all other rights and interests in and to the Acquired Assets, free of any Encumbrances, on the terms and subject to the conditions set forth in this Agreement.

For purposes of this Agreement, the “Acquired Assets” shall mean and include:

                (a)     Copyrights. All copyrights, copyright registrations and copyright applications to the extent owned by Wyeth and solely embodied in either (i) the Wyeth Promotional Materials; or (ii) the Wyeth Data, or any arrangement or compilation thereof (collectively, the “Wyeth Copyrights”).

                (b)     Trademarks. All trademarks, design marks, service marks, trade names, trade dress and product packaging, whether registered or not, as well as all registrations and applications for the same that are owned by Wyeth that relate to the Products as set forth on Schedule 3.1(b), or any substantially similar variations thereof, and the goodwill of the business symbolized thereby, excluding Wyeth House Marks (collectively the “Wyeth Trademarks”). “Wyeth House Marks” are any trademarks or service marks, and registrations and applications therefor, utilized by Wyeth or planned to be utilized by Wyeth, in whole or in part, in connection with any product (other than the Products) or service of Wyeth or any of its Affiliates or that contain the name or any part of the name or logo now or previously used by Wyeth or any of its Affiliates, and the goodwill of the business symbolized thereby.

A mark of [***] on this page indicates that confidential material has been omitted. This Exhibit, including the omitted portions, has been filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

                (c)     Materials. All biological materials owned by Wyeth that (i) have been used by Wyeth solely in the research, development or manufacture of the Products, other than the MedImmune Product Materials, and excluding all non-proprietary materials, such as reagents and other consumables that are generally available; or (ii) have been derived from any MedImmune Product Materials and any and all progeny, derivatives, replications, variants, recombinants, and reassortants thereof, [***] in each case that are owned by Wyeth as set forth on Schedule 3.1(c) (it being understood that certain items set forth on Schedule 3.1(c) may be MedImmune Product Materials, and accordingly, are not owned by Wyeth) (collectively, the “Wyeth Materials”).

                (d)     Data. All data (including protocols, investigator brochures, documentation, raw data, batch records, data tables, data files and summaries, including, but not limited to, the Clinical Trial Study Reports listed on Schedule 3.1(d)) with respect solely to the Products or any placebo or any other products against which the Product has been compared, other than any Wyeth proprietary products, and in each case which results from or arises out of all research studies, clinical and non-clinical studies conducted with respect to the Product by or on behalf of Wyeth, including, without limitation, the Wyeth CAIV-T Clinical Trials (or any comparative studies of the Product) (collectively, the “Wyeth Data”). Wyeth Data also shall include any data obtained from epidemiological studies conducted by or on behalf of Wyeth with respect to the Product and influenza.

                (e)     Third Party Agreements. Subject to Section 3.3, those certain agreements (whether written or oral) between Wyeth and Third Parties relating solely to the Products as set forth on Schedule 3.1(e) (collectively, the “Third Party Agreements”).

                (f)     Financial Materials. Any and all copies of final (i) financial reports, data, projections, sales projections, and similar materials prepared by or on behalf of Wyeth on or after January 1, 2003, and (ii) to the extent transferable, market research analyses prepared by or on behalf of Wyeth, in both cases relating to the Products, but excluding (x) any market research information related to other Wyeth proprietary products and (y) all market research for Frozen Product prepared by or on behalf of Wyeth prior to January 1, 2003 (collectively, the “Wyeth Financial Materials”).

                (g)     Customer Lists; Promotional Materials; Other Information. Any and all third party payor lists and customer lists (in each case setting forth name, address and primary contact information), billing records, reimbursement records, regulatory correspondence related to the Product or reports (including all raw data, data files and data summaries), Product quality inquiry information, sales representative training materials (except to the extent such training materials relate to products or services of Wyeth other than the Products), custom users exits and table layouts as related to sales and distribution for the Frozen Product, the Synavant interface software for extracting data relating to the Frozen Product from and updating data relating to the Frozen Product in Wyeth’s SAP system, including the software code, documentation, process flows and programming functional and technical requirements relating thereto, and written, printed, graphic, electronic, audio or video matter, including but not limited to, journal advertisements, sales visual aids, leave items, formulary binders, reprints, direct mail, direct-to-consumer advertising, Internet postings, broadcast advertisements, and sales reminder aids intended for use or used by Wyeth solely in connection with any promotion of the Products, in each case in tangible or electronic form (collectively, the “Wyeth Promotional Materials”); provided, however, that MedImmune shall have no right to use the Wyeth House Marks.

                (h)     Domain Names. All claims, rights, title and interest Wyeth has or may have in the registered domain name www.flumist.com or any other domain names used solely in connection with the development or commercialization of the Products (the “Domain Name”).

                (i)     CTM Deliverables. All CTM Deliverables delivered or to be delivered by Wyeth to MedImmune pursuant to Section 3.6 and Schedule 7.1 of this Agreement.

                (j)     Government Licenses. All Wyeth Government Licenses set forth in Schedule 3.1(j), subject to Section 5.4.

        3.2 Excluded Assets. Notwithstanding anything in Section 3.1 to the contrary, the Acquired Assets do not include any assets, rights or interests of Wyeth that are not specifically stated as Acquired Assets (subject to any items required to be delivered pursuant to Section 5.7), including, but not limited to, the following assets, rights or interests of Wyeth (collectively, the “Excluded Assets”):

                (a)     Contracts or agreements with any Third Party not otherwise listed on Schedule 3.1(e);

                (b)     real property and leasehold interests in real property;

                (c)     employment agreements or employees; and

                (d)        Wyeth Product Specific Know-How or Wyeth General Know-How.

        3.3 Assignment of Contracts and Rights.

                (a)     Notwithstanding anything in this Agreement to the contrary, except as provided in this Section 3.3, this Agreement shall not constitute an agreement to assign any Third Party Agreement or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a Third Party thereto, would constitute a breach or other contravention thereof or in any way adversely affect the rights of MedImmune or Wyeth thereunder. Wyeth will use commercially reasonable efforts (but without any payment of money or other consideration by Wyeth) to obtain the consent of the other parties to any such Third Party Agreement for the assignment thereof to MedImmune as MedImmune may request.

                (b)     If any such consent is not obtained, or if an attempted assignment of any Third Party Agreement would be ineffective or would adversely affect the rights of Wyeth thereunder so that MedImmune would not in fact receive all such rights, Wyeth and MedImmune will cooperate in a mutually agreeable arrangement under which MedImmune would obtain the benefits and assume the obligations thereunder in accordance with this Agreement and as reasonably permitted under the terms of such Third Party Agreement at no cost to MedImmune in excess of the cost MedImmune would have incurred (without modification to the terms of the Third Party Agreement) if the consent had been obtained, including sub-contracting, sub-licensing, or sub-leasing to MedImmune, or under which Wyeth would enforce for the benefit of MedImmune, at MedImmune’s request and expense, any and all rights of Wyeth against a Third Party thereto. Schedule 3.3(b) sets forth those Third Party Agreements identified by the Parties for such arrangements as of the Closing Date. With respect to any such Third Party Agreements for the sale of Product to customers, Wyeth will promptly pay to MedImmune when received all monies received by Wyeth in connection with such Third Party Agreement or any claim or right or any benefit arising thereunder, excluding all monies received as indemnification payments or reimbursement for Wyeth expenses, and otherwise except to the extent the monies represent an Excluded Asset. In such event, Wyeth and MedImmune shall, to the extent that all of the benefits and obligations under any Third Party Agreement have not been provided for by alternate arrangements satisfactory to MedImmune and Wyeth, negotiate in good faith an appropriate adjustment in the consideration paid by MedImmune for the Acquired Assets.

        3.4 Laboratory Notebooks. Upon the written request of MedImmune with at least ten (10) business days’ notice and not more than once in each calendar quarter from the Closing Date at any time during the one (1) year period from the Closing Date, Wyeth shall permit a Third Party, selected by MedImmune and reasonably acceptable to Wyeth and at MedImmune’s expense, to have access during normal business hours to laboratory notebooks of Wyeth only for references which contain Wyeth Product Specific Know-How or Wyeth Data or information relating to the Acquired Assets. Such Third Party shall be permitted to review such laboratory notebooks for any references to Wyeth Product Specific Know-How, Wyeth Data or the Acquired Assets, and for no other purpose whatsoever. Such Third Party shall be under confidentiality obligations to both Wyeth and MedImmune, shall be permitted to copy only those portions of such laboratory notebooks which relate to Wyeth Product Specific Know-How, Wyeth Data or the Acquired Assets, shall redact from such copies any information contained therein which does not relate to Wyeth Product Specific Know-How, Wyeth Data or the Acquired Assets, and shall be permitted to provide such redacted copies to MedImmune and to Wyeth. Wyeth shall have the right to review such redacted copies for information unrelated to the Wyeth Product Specific Know-How, Wyeth Data or the Acquired Assets and require that the Third Party redact any information that Wyeth reasonably considers to be unrelated to the Wyeth Product Specific Know-How, Wyeth Data or the Acquired Assets prior to disclosure to MedImmune. No other information contained in such laboratory notebooks shall be shared with MedImmune. MedImmune shall be free to use such information provided from such laboratory notebooks for any and all purposes relating to the Products in accordance with this Agreement. In the event that MedImmune determines that such laboratory notebooks disclose one or more Inventions that relates solely to the Products, Wyeth shall, at MedImmune’s request, cooperate with MedImmune and provide MedImmune with reasonable assistance in filing and prosecuting Patents claiming such Inventions (each such Patent, a “Subsequent Patent,” and collectively, the “Subsequent Patents”). In the event any Subsequent Patent is within the definition of a Joint Patent, then each such Patent shall be subject to the licenses granted to MedImmune pursuant to

A mark of [***] on this page indicates that confidential material has been omitted. This Exhibit, including the omitted portions, has been filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Section 4.1(b)(i). In the event such Subsequent Patent is not within the definition of Joint Patent, then each such Patent shall be subject to the licenses granted to MedImmune pursuant to Section 4.4(c).

        3.5 Assignment of WARF License Agreement. Subject to the terms and conditions set forth herein, Wyeth shall cause to be sold, assigned, transferred, and conveyed to MedImmune West, Inc., and MedImmune West, Inc. shall purchase and acquire from Wyeth, effective as of the Closing, good and valid title and all other rights and interests in and to the WARF License Agreement, pursuant to the WARF Assignment. Upon the reasonable request of MedImmune during the twelve (12) month period following the Closing Date, Wyeth shall within thirty (30) days from such request provide to MedImmune or MedImmune West, Inc., copies of any tangible embodiments of Licensed Know-How (as defined in the WARF License Agreement) including samples of any available biological materials (if any) that Wyeth received pursuant to the WARF License Agreement prior to the Closing Date.

        3.6 Delivery of Acquired Assets. Wyeth will deliver to MedImmune the Acquired Assets (together with any tangible manifestations thereof) other than the Wyeth Data, CTM Deliverables and Wyeth Government Licenses within fifteen (15) days after the Closing Date. The CTM Deliverables shall be prepared in accordance with the quality technical agreement set forth on Schedule 7.1(B) and delivered in accordance with the applicable provisions of Schedule 7.1. [***] but in any event, Wyeth shall deliver the CTM Deliverables as soon as reasonably practicable upon their completion. The Wyeth Government Licenses shall be transferred in accordance with Section 5.4; and the Wyeth Data [***] shall be delivered as promptly as reasonably possible, [***]. Wyeth will deliver all documents in electronic form where available and practical. All costs associated with delivery and preparation of the Acquired Assets (other than the Acquired Assets to be prepared as part of the Services) shall be solely at Wyeth’s expense and, unless otherwise specified in this Agreement or the quality technical agreements attached as Schedule 7.1(A) or Schedule 7.1(B), shall be delivered in a manner mutually agreed by the Parties.

ARTICLE 4
INTELLECTUAL PROPERTY RIGHTS

4.1 Collaboration Technology.

                (a)     Michigan Retained Rights. As of the Closing Date, Wyeth shall execute and deliver a copy to MedImmune of a license agreement in favor of Michigan in the form attached hereto as Schedule 4.1(a), it being understood that such license will provide for an irrevocable, royalty-free license to utilize any “Improvements” (as defined in Section 2.3 of the Michigan Agreement) to the Product generated by Wyeth in the manufacture, use, marketing or sale of Products, as set forth in Section 9.4 of the Michigan Agreement, and subject to the restrictions placed upon Michigan under Section 3.4 of the Michigan Agreement.

                (b)     Joint Technology.

                        (i)     Wyeth hereby grants to MedImmune an exclusive, perpetual, irrevocable, right and license (with the right to sublicense and to authorize the further grant of sublicenses, in each case, solely with respect to the Products), under Wyeth’s interest in the Joint Technology and any Joint Patents, to make, have made, use, sell, offer for sale and import, anywhere in the Royalty Territory, the Products in the Field. It is understood and agreed by the Parties that each Party has the right to use the Joint Technology and under any Joint Patents, to (A) make, have made, use, sell, offer for sale and import products other than the Products anywhere in the world, and (B) make, have made, use, sell, offer for sale and import Products outside the Field anywhere in the world, in each case, without duty to account to the other Party, provided, that Wyeth’s rights to practice any and all Joint Technology and Joint Patents (if any) shall be subject to the provisions of Article 5.

                        (ii)     To the knowledge of each Party, the Patents on Schedule 4.1(b) are the only Joint Patents in existence as of the Closing Date (excluding any Subsequent Patents deemed to be Joint Patents pursuant to Section 3.4).

        4.2 Product Trademarks. Wyeth agrees and acknowledges that from and after the Closing Date, it has no right, title or interest in and to use the trademarks FluMist™ and FluEnz™, and any mark consisting of the trademarks FluMist™ or FluEnz™, nor has it any right, title or interest in and to the goodwill of the business symbolized thereby and any applications and registrations for the same. Wyeth shall not adopt, use or register any other domain name, trademark or service mark confusingly similar to the Domain Name, the trademarks FluMist™, FluEnz™, the Wyeth Trademarks, or any mark comprising the term, alone or in combination, FLUMIST or FLUENZ, in any context on the Internet or elsewhere in any country. The Parties agree that domain names, trademarks or service marks using the words “FLU” or “MIST” used separately, but not in combination with each other, shall not be prohibited hereunder.

        4.3 Wyeth Covenant Not to Assert. Wyeth agrees, effective as of the Closing Date, that neither it nor any of its Affiliates (and, in each case, nor any such entity’s successors or assigns) shall assert or enforce against MedImmune, its Affiliates or any licensee, sublicensee or distributor (and, in each case, such entity’s successor or assign) of a Product (each a “MedImmune Party” and collectively, the “MedImmune Parties”), any intellectual property right owned or licensed by Wyeth as of the Closing Date that would prevent, limit or restrict any of the MedImmune Parties from conducting any and all development, manufacture, use, importation, offer for sale or sale of any Product in the Field anywhere in the Royalty Territory. The foregoing covenant shall remain in effect with respect to a MedImmune Party during such time as such MedImmune Party is engaged in any development, manufacture, use, importation, offer for sale or sale of any Product in the Field anywhere in the Royalty Territory.

A mark of [***] on this page indicates that confidential material has been omitted. This Exhibit, including the omitted portions, has been filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

        4.4 Additional Wyeth Licenses. Wyeth hereby grants to MedImmune:

                (a)     an exclusive (subject to any licenses granted or required to be granted by Wyeth to WARF as required by the WARF License Agreement or the WARF Sublicense Agreement), perpetual, irrevocable, right and license (with the right to sublicense and to authorize the further grant of sublicenses, in each case, solely with respect to the Products) to use the Wyeth Product Specific Know-How (whether patented or not) and the Wyeth General Know-How (whether patented or not) to research, develop, make, have made, use, sell, offer for sale, import and export Products, in each case in the Field and in the Royalty Territory;

                (b)     an exclusive, perpetual, irrevocable, right and license (with the right to sublicense and to authorize the further grant of sublicenses, in each case, solely with respect to the Products) to use the Wyeth Work Product to research, develop, make, have made, use, sell, offer for sale, import and export Products, in each case in the Field and in the Royalty Territory; and

                (c)     an exclusive, perpetual, irrevocable, right and license (with the right to sublicense and to authorize the further grant of sublicenses, in each case, solely with respect to the Products) under the Subsequent Patents (other than any Joint Patents included therein) to research, develop, make, have made, use, sell, offer for sale, import and export Products, in each case in the Field and in the Royalty Territory.

ARTICLE 5
NON-COMPETITION; NOTIFICATION; CERTAIN COVENANTS

        5.1 Wyeth Covenant Not to Compete.

                (a)     Covenant. Subject to Sections 5.1(b) and (c), during the [***] period following the Closing Date, Wyeth agrees not to promote, sell, resell, or otherwise commercialize, nor shall Wyeth assist any Third Party or engage any Third Party to promote, sell, resell, or otherwise commercialize, any Competitive Vaccine Product in the Royalty Territory, except for any assets relating to [***]. Notwithstanding the foregoing, nothing in this Section 5.1(a) shall prevent Wyeth from selling or otherwise transferring [***] to a Third Party or from using the [***] any Competitive Vaccine Product for sale or commercialization solely by a Third Party.

A mark of [***] on this page indicates that confidential material has been omitted. This Exhibit, including the omitted portions, has been filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

                (b)     Covenant Exception. The terms of Section 5.1(a) shall not apply to any product coming into Wyeth’s control or to which Wyeth otherwise obtains rights, in either case through, and shall not have the effect of preventing, any acquisition by Wyeth (by merger, purchase of assets or other form of acquisition and in one transaction or in a series of transactions) of any corporation or other entity or person whose business activities include the promotion, sale, resale, or other commercialization of any Competitive Vaccine Product in the Royalty Territory (“Competitor Operations”):

                        (i) [***]

                        (ii) [***]

                        (iii) [***]

                (c)     Covenant Termination. Notwithstanding anything to the contrary herein, the obligation of Wyeth set forth in Section 5.1(a) shall terminate immediately upon the consummation of: (i) any consolidation or merger of Wyeth with or into any other corporation or other entity or person, or any other corporate reorganization, in which the capital stock of Wyeth immediately prior to such consolidation, merger or reorganization, represents less than fifty percent (50%) of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; or (ii) any transaction or series of related transactions to which Wyeth is a party in which in excess of fifty percent (50%) of Wyeth’s voting power is transferred; or (iii) the consummation of a sale of all or substantially all of the consolidated assets of Wyeth and its Affiliates in any transaction or series of related transactions, other than a sale of all or substantially all of the consolidated assets of Wyeth and its Affiliates to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of Wyeth in substantially the same proportions as their ownership of Wyeth immediately prior to such sale.

        5.2 Notification Regarding Master Donor Strains. In the event that Wyeth does possess or comes into possession of any Master Donor Strains from a Third Party after the Closing Date, Wyeth agrees not to transfer such Master Donor Strains to any Third Party or retain for itself such Master Donor Strains, but shall instead promptly notify MedImmune and return all such Master Donor Strains to MedImmune or the Third Party, as applicable.

        5.3 Adverse Drug Experiences. To the extent Wyeth receives any information regarding adverse drug experiences related to the use of the Product (regardless of where occurring), Wyeth shall promptly provide MedImmune with such information in accordance with the Adverse Event Reporting Procedures set forth in Schedule 5.3 or Schedule 7.1, as applicable. From and after (i) in accordance with those certain activities previously planned under the Collaboration Agreements, June 17, 2004 with respect to the Frozen Product; and (ii) the later of (A) June 17, 2004 or (B) the effective date of the transfer of ownership of the IND (as defined in Section 5.4(a)) with respect to CAIV-T, MedImmune shall be solely responsible for all pharmacovigilance activities, including but not limited to: adverse event reporting, including literature review and associated reporting; adverse event follow-up reporting; preparation and submission of all safety reports to the regulatory authorities as required by local laws and/or regulations; maintaining the safety database for such Product; all interactions with health authorities regarding safety; periodic submissions; labeling modifications; safety monitoring and detection; and safety measures (e.g., Dear Doctor Letters, restriction on distribution, etc.).

        5.4 Regulatory Matters.

                (a)     Wyeth shall within fifteen (15) days after the Closing Date notify the FDA of the transfer to MedImmune of the Investigational New Drug Application designated as U.S. IND BB-9204 (the “IND”) and promptly provide a copy of such notice to MedImmune. MedImmune shall within fifteen (15) days after the receipt of such copy from Wyeth notify the FDA that it accepts such transfer and perform such other activities as required by the FDA to accept such transfer and assignment. All transfers shall be made in accordance with applicable laws and regulations. In addition, promptly following the Signing Date, but in any event by such date as is necessary to ensure receipt thereof by May 1, 2004, Wyeth shall notify in writing each Governmental Authority in each country in the Royalty Territory in which there have been filed or granted a Wyeth Government License of the intended assignment, pursuant to this Agreement and the intended transfer to MedImmune of all right, title and interest in and to such Wyeth Government License, and the rights and responsibilities associated with such Wyeth Government License. Such notice shall be substantially in the form attached hereto as Schedule 5.4.

                (b)     In the event it is determined that any Wyeth Government License cannot be transferred and assigned to MedImmune, and MedImmune determines to file with the relevant Governmental Authority itself and in its own name, then, upon MedImmune’s reasonable request, Wyeth will cooperate with MedImmune (at MedImmune’s expense) to effectuate such filing by MedImmune (including, by way of example, by executing letters of introduction to such Governmental Authority) for the purpose of facilitating communications by and between MedImmune and such Governmental Authority with respect to the development or registration of Products anywhere in the Royalty Territory.

                (c)     With respect to any Wyeth Government License, Wyeth hereby grants to MedImmune the exclusive right to use and reference any filings submitted to Governmental Authorities for such Wyeth Government Licenses and any data and information contained in such filings or approvals in any filings or submissions of MedImmune such Governmental Authorities with respect to the development, registration and commercialization of Products anywhere in the Royalty Territory.

                (d)     Notwithstanding the foregoing, Wyeth shall maintain and not transfer or assign those Wyeth Government Licenses that the Parties deem to be necessary for Wyeth to perform the Services until such time as the Services are either completed or are no longer required to be performed under this Agreement, at which time Wyeth shall notify regulatory authorities in all countries in which there are Wyeth Government Licenses of the transfer to MedImmune of all interest, rights and responsibilities associated with the Wyeth Government License. Wyeth shall make available to MedImmune, during normal business hours, any Wyeth Government Licenses for inspection, copying and review, upon reasonable request of and at the expense of MedImmune.

        5.5 Licenses. In the event Wyeth discovers (with no obligation to conduct any independent investigation, except solely to the extent Wyeth determines necessary to respond to a reasonable and specific request by MedImmune) any license, permit or approval granted to Wyeth by a Governmental Authority in the Royalty Territory which is related solely to the transport, manufacture, export, storage or importation of the Product in the Royalty Territory, it shall so inform MedImmune, and at MedImmune’s expense, the Parties shall use their good faith efforts to transfer and assign such additional license, permit or approval to MedImmune if such transfer and assignment is possible under applicable law, rule or regulation and would not constitute undue hardship for Wyeth.

        5.6 Domain Name Transfer. Within five (5) business days after the Closing Date, Wyeth will complete all steps necessary to effectuate and register the transfer of the Domain Name with the entity which presently serves as registrar for the Domain Name. Wyeth further agrees to cooperate with and assist MedImmune in executing all documents and doing all things that MedImmune considers reasonably necessary or desirable to effectuate the transfer of the Domain Name to MedImmune. Wyeth will continue to host the FluMist.com site for a time not to exceed five (5) business days following the Closing Date (after which such time, Wyeth will no longer provide the network or network support for the FluMist.com site).

        5.7 Additional Deliveries. In the event that following the Closing Date, either MedImmune or Wyeth discovers that (a) any item or information was omitted (for whatever reason, other than reasons contemplated by Section 18.14) from the deliveries provided for under Sections 2.3, 3.6 or 5.4; (b) any item or information was inadvertently omitted from the Schedules provided for in Article 3 (including the applicable provisions of Schedule 7.1 referenced in Section 3.1(j)); (c) the representations and warranties of Wyeth made in Article 9 with respect to the assets described therein were not true, correct and complete as of the Closing Date, then Wyeth shall promptly supplement the Schedules, as applicable, and, subject to Section 18.14, immediately deliver such omitted items or information to MedImmune so as to correct such deficiency; provided, that the foregoing shall not limit MedImmune’s rights and remedies at law or in equity for so long as Wyeth has failed to deliver any omitted item or information and correct any such deficiency; and provided further, that any such supplement will reflect missing items and information and shall not be used to modify or limit any item previously listed.

A mark of [***] on this page indicates that confidential material has been omitted. This Exhibit, including the omitted portions, has been filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

        5.8 Observation Rights. Wyeth shall allow designated MedImmune employees or agents (at MedImmune’s expense), subject to binding confidentiality and non-use obligations and/or agreements with MedImmune no less restrictive than the terms of Article 14, to visit Wyeth’s facilities and have reasonable access to Wyeth’s personnel for the purpose of coordinating and observing the transfer of assets and property to MedImmune under this Agreement and the provision of Services hereunder. Wyeth shall provide MedImmune with reasonable advance notice of the foregoing activities and the Parties shall take all reasonable efforts to coordinate such activities in a timely manner. All MedImmune employees and agents participating in such facility visits shall comply with all Wyeth written policies and procedures while on Wyeth sites as reasonably notified in advance by Wyeth (for clarity, any such policies and procedures shall not have the effect of limiting, restricting or modifying MedImmune’s rights under this Agreement).

        5.9 Further Assurances. Wyeth agrees to execute, acknowledge and deliver such further instruments, and to do all such other reasonable acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

        5.10 Applicable Laws. Wyeth shall comply (and cause its Affiliates to comply) in all material respects with all applicable laws and regulations in Wyeth’s performance of the Services (including, without limitation, export control laws or regulations), and shall maintain all applicable permits and licenses necessary to perform such Services. MedImmune shall comply (and cause its Affiliates and use commercially reasonable efforts to require its licensees, sublicensees and distributors (in each case, other than Wyeth or Wyeth’s Affiliates) to comply) in all material respects with all applicable laws and regulations in MedImmune’s research, development, manufacturing and commercialization of the Products and in the performance of MedImmune’s obligations under this Agreement.

        5.11 Limitation on Right to Hire Certain Employees. For the period between the Signing Date and the earliest of: (i) termination of this Agreement per Section 16.2; (ii) completion of the Transition Services to be performed by Wyeth under this Agreement, or (iii) termination by MedImmune of the Transition Services as provided in Section 8.4(a) (such period, the “Transition Services Period”), MedImmune may solicit, offer employment to and/or enter into employment agreements with, but (a) shall not hire and shall cause its Affiliates not to hire any of the Wyeth employees identified on Schedule 5.11 attached hereto (the “Key Transition Employees”) and (b) shall and shall cause its Affiliates to take no action to encourage, induce or otherwise cause any Key Transition Employee to discontinue his or her employment with Wyeth or any of Wyeth’s Affiliates prior to the end of the Transition Services Period, in each case without obtaining Wyeth’s prior written consent to do so. MedImmune may hire any Key Transition Employee immediately after such Key Transition Employee’s involuntary termination by Wyeth. In the event that a Key Transition Employee’s employment with Wyeth is terminated (other than involuntarily by Wyeth) before completion of the Transition Services Period, then MedImmune may hire such Key Transition Employee only after the earlier of (i) the expiration or termination of the Transition Services Period or (ii) [***] have

A mark of [***] on this page indicates that confidential material has been omitted. This Exhibit, including the omitted portions, has been filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

passed following the termination of such Key Transition Employee’s employment with Wyeth or any of Wyeth’s Affiliates. Notwithstanding the foregoing, in the event MedImmune requests Wyeth’s consent for a Key Transition Employee to commence employment with MedImmune prior to the completion of the Transition Services Period, Wyeth shall consider such request in good faith after good faith discussions with MedImmune about the matter. Any such discussions must address solutions to any disruption to the performance of the Transition Services which may result from such Key Transition Employee discontinuing his or her employment relationship with Wyeth, including, without limitation, reducing the requested Transition Services to be provided by Wyeth. Prior to the granting of any such consent to hire a Key Transition Employee, Wyeth must be satisfied in its sole reasonable discretion that the financial benefit anticipated to be received by Wyeth under Section 6.3 hereof and its ability to perform the Transition Services will not be adversely affected. For purposes of this Section 5.11, a Key Transition Employee shall be considered to be “hired” by MedImmune or an Affiliate of MedImmune on the date that such Key Transition Employee commences employment (as distinct from the date upon which such person accepted an offer of employment) with MedImmune or such Affiliate or otherwise commences providing services to or for MedImmune or such Affiliate in consideration for which such Key Transition Employee reasonably expects to receive compensation, directly or indirectly (other than under the terms of this Agreement), from MedImmune or such Affiliate.

ARTICLE 6
PAYMENTS

        6.1 MedImmune Diligence. MedImmune at its sole discretion shall have the right to discontinue, terminate, or modify from time to time and at any time any and all development or commercialization of any Product in any country.

        6.2 Up-Front Payment. In addition to the other payments hereunder, MedImmune shall pay to Wyeth a non-refundable, one-time payment in the amount of [***] consideration for the Acquired Assets and the other rights and licenses granted to MedImmune hereunder, including, without limitation, the licenses granted in Sections 4.1(b) and 4.4.

        6.3 Milestone Payments.

                (a)     In addition to the other payments hereunder, within thirty (30) days following the achievement of the following milestones (it being recognized that for certain of such milestones the activities to be performed to achieve such milestones are currently being performed under the applicable quality technical agreement attached as either Schedule 7.1(B) in connection with the delivery of CTM Deliverables or Schedule 7.1(A) in connection with the transfer of certain manufacturing activities and the sharing of certain information that the Parties had previously planned to effect in connection with the Collaboration Agreements), MedImmune

A mark of [***] on this page indicates that confidential material has been omitted. This Exhibit, including the omitted portions, has been filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

shall pay to Wyeth the applicable non-refundable payments below, subject to the terms and conditions set forth in Section 6.3(b) below:

	Milestone Event	Amount
(i)	[***]	[***]

(ii)	[***]	[***]

(iii)	[***]	[***]

(iv)	[***]	[***]

(v)	[***]	[***]

(vi)	[***]	[***]

(vii)	[***]	[***]

(viii)	[***]	[***]

(ix)	[***]	[***]

(x)	[***]	[***]

(xi)	[***]	[***]

                (b)     Milestone Reduction. Notwithstanding the foregoing, and subject to the terms of Section 6.3(c) the milestone payments set forth in clauses 6.3(a)(i) through (vi) above shall be reduced as follows in the event that the corresponding milestone events are achieved during the periods specified below:

                        (i)     The milestone payment set forth in clause 6.3(a)(i) shall be reduced: (A) to [***] in the event that the corresponding milestone event is achieved after [***] but on or before [***]; (B) to [***] in the event that the corresponding milestone event is achieved after [***]but on or before [***]; (C) to [***] in the event that the corresponding milestone event is achieved after [***] but on or before [***]; and (D) to [***] in the event that the corresponding milestone event is achieved after [***].

A mark of [***] on this page indicates that confidential material has been omitted. This Exhibit, including the omitted portions, has been filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

                        (ii)     The milestone payment set forth in clause 6.3(a)(ii) shall be reduced (it being understood that the following dates are based upon [***]: (A) to [***] in the event that the corresponding milestone event is achieved after [***] but on or before [***]; (B) to [***] in the event that the corresponding milestone event is achieved after [***] but on or before [***]; (C) to [***] in the event that the corresponding milestone event is achieved after [***] but on or before [***] and (D) to [***] in the event that the corresponding milestone event is achieved after [***].

                        (iii)        The milestone payment set forth in clause 6.3(a)(iii) shall be reduced: (A) to [***] in the event that the corresponding milestone event is achieved after [***] but on or before [***]; (B) to [***] in the event that the corresponding milestone event is achieved after [***] but on or before [***]; (C) to [***] in the event that the corresponding milestone event is achieved after [***] but on or before [***], and (D) to [***] in the event that the corresponding milestone event is achieved after [***].

                        (iv)     The milestone payment set forth in clause 6.3(a)(iv) shall be reduced: (A) to [***] in the event that the corresponding milestone event is achieved after [***] but on or before [***]; (B) to [***] in the event that the corresponding milestone event is achieved after [***] but on or before [***]; (C) to [***] in the event that the corresponding milestone event is achieved after [***] but on or before [***], and (D) to [***] in the event that the corresponding milestone event is achieved after [***].

                        (v)     The milestone payment set forth in clause 6.3(a)(v) shall be reduced: (A) to [***] in the event that the corresponding milestone event is achieved after [***] but on or before [***]; (B) to [***] in the event that the corresponding milestone event is achieved after [***] but on or before [***]; (C) to [***] in the event that the corresponding milestone event is achieved after [***] but on or before [***], and (D) to [***] in the event that the corresponding milestone event is achieved after [***].

                        (vi)     The milestone payment set forth in clause 6.3(a)(vi) shall be reduced: (A) to [***] in the event that the corresponding milestone event is achieved after [***] but on or before [***]; (B) to [***] in the event that the corresponding milestone event is achieved after [***] but on or before [***]; (C) to [***] in the event that the corresponding milestone event is achieved after [***].

                (c)     MedImmune Delays. With respect to milestone payments set forth in clauses 6.3(a)(i) through (vi) as adjusted under clauses 6.3(b)(i) through (vi) above, respectively, in the event that Wyeth misses a milestone due date as a direct result of MedImmune’s failure to deliver or, cause the delivery of, any material reasonably necessary for Wyeth to complete its obligations under Sections 6.3 or 7.1, the dates set forth in clause 6.3(b) applicable to the missed milestone due date shall be extended by the same number of days MedImmune delayed delivery.

A mark of [***] on this page indicates that confidential material has been omitted. This Exhibit, including the omitted portions, has been filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

        6.4 Milestone Payments [***]. In addition to the other payments hereunder, within thirty (30) days following the achievement by MedImmune (taking into account all Net Sales of all MedImmune Parties) of the following milestones during the Royalty Term and in the Royalty Territory, MedImmune shall pay to Wyeth the applicable non-refundable, one-time payments below:

	Milestone Event	Amount

(i)	[***]	[***]

(ii)	[***]	[***]

        For the avoidance of doubt, (a) each milestone payment under this Section 6.4 shall be payable only once during the Royalty Term, irrespective of the number of additional Flu Seasons during which or Products for which the milestone events may be achieved, and (b) both milestone payments under this Section 6.4 shall be payable if both milestone events are achieved in the same Flu Season.

        6.5 Royalties.

                (a)     Royalty Rate. With respect to Net Sales occurring during each Flu Season during the Royalty Term, MedImmune shall pay a royalty to Wyeth equal to:

                        (i) [***]

                        (ii) [***]

                        (iii) [***]

                        (iv) [***]

                (b)        Royalty Term. MedImmune shall pay the royalties set forth in Section 6.5(a) above during the period commencing on the first day of the first Flu Season during which MedImmune first launches a Non-Frozen Product for commercial sale in any one of the United States, Germany, France, Spain, Italy, Japan or the United Kingdom (collectively, the “Major Market Countries”) and ending on the earlier to occur of (i) [***] during which such Non-Frozen Product is first launched for commercial sale in any one of the Major Market Countries, or (ii) the permanent cessation of sales of all Products by MedImmune or its Affiliates, licensees, sublicensees and distributors (in each case, other than Wyeth or Wyeth’s Affiliates) in the Royalty Territory (such period, the “Royalty Term”). For the avoidance of doubt, unless terminated pursuant to clause

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    (ii)        above, the Royalty Term shall last for [***] regardless of the number of Products launched. [***]

                (b)     Royalty Reports and Payments. Within sixty (60) days after the first day of January, April, July and October of each Flu Season during the Royalty Term, MedImmune shall deliver to Wyeth a true and accurate report of Net Sales of Product sold by MedImmune, its Affiliates, licensees or sublicensees, and distributors during the preceding three (3) month period (any such period, a “Royalty Period”), accompanied by all royalties due under Section 6.5(a) for the period covered by such report. Such report shall also include the information necessary for Wyeth to verify “Net Sales” during the applicable period on a country-by-country (or such other territory as is reported by a MedImmune licensee, sublicensee or Distributor (in each case, other than Wyeth or Wyeth’s Affiliates)) and Product-by-Product basis.

        6.6 Payment Method. All payments due to Wyeth under this Agreement shall be made by MedImmune in the United States in U.S. Dollars by wire transfer to a bank account designated by Wyeth.

        6.7 Exchange Rate. For any given Royalty Period, if any portion of Net Sales would be otherwise determined in currency other than U.S. Dollars then, for the purposes of calculating royalties due under Section 6.5(a), that portion of Net Sales attributable to each type of such currency will be converted to U.S. Dollars in the following manner:

                (a)     Net Sales will be determined in its original currency for each of the three (3) months during the Royalty Period; then

                (b)     the Net Sales values for each month as calculated under Section 6.7(a) will be separately converted into U.S. Dollars based on the average rate of exchange for that month (based on daily noon buying rates for cable transfers in New York City certified for customs purposes by the Federal Reserve Bank of New York, available on the website for the Board of Governors of the Federal Reserve System (or any successor entity)); and then

                (c)     the portion of Net Sales attributable to that currency for that Royalty Period will be the sum of the three (3) monthly values calculated under Section 6.7(b).

        6.8 Withholdings. All taxes, assessments and fees of any nature levied or incurred on account of any payments accruing under this Agreement, by national, state or local governments, will be assumed and paid by MedImmune, except taxes levied thereon as income taxes to Wyeth, and if such taxes are required to be withheld by MedImmune by the applicable national, state or local governmental entity, then MedImmune shall deduct such taxes from such payments due to Wyeth and shall pay such taxes on the account of Wyeth, and shall secure and provide to Wyeth a receipt of such payment, together with copies of all pertinent communications from or with such governmental entities with respect thereto. MedImmune

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agrees to reasonably cooperate with Wyeth in any effort by Wyeth in claiming any exemption from such deductions or withholdings under any double taxation or similar agreement or treaty from time to time in force and in minimizing the amount required to be so withheld or deducted, such cooperation to consist of providing receipts of payment of such withheld tax or other documents reasonably available to MedImmune.

        6.9 Records; Audit.

                (a)     Records. MedImmune will maintain, and cause its Affiliates, licensees, sublicensees and distributors (in each case, other than Wyeth or Wyeth’s Affiliates) to maintain, complete and accurate records regarding its activities relating to this Agreement (including, without limitation, the means of calculating the amounts which are relevant to the calculation of Net Sales under this Agreement), and such records shall be retained and open during reasonable business hours for a period of [***] from the creation of individual records for examination or for a longer period of time, if required by applicable law, and not more often than once each calendar year, by an independent certified public accountant that is selected by Wyeth and reasonably acceptable to MedImmune for the sole purpose of verifying the correctness of calculations and classifications of payments made by MedImmune, its Affiliates, licensees, sublicensees or distributors, under this Agreement and that is subject to a binding confidentiality and non-use agreement no less restrictive than the terms of Article 14. The auditing expense shall be paid by Wyeth; provided, however, that if the audit reveals an underpayment by MedImmune, of amounts due under this Agreement [***] MedImmune shall bear and promptly reimburse Wyeth for the accounting expense. In any case, MedImmune shall make any payments necessary to Wyeth to correct any underpayment by MedImmune. Any records or accounting information received from MedImmune, its Affiliates, licensees, sublicensees or distributors shall be Confidential Information for purposes of Article 14. Results of any such audit shall be provided to both Parties, subject to Article 14.

                (b)     Audit. If there is a dispute between the Parties following any audit performed pursuant to Section 6.9(a), either Party may refer the issue (an “Audit Disagreement”) to an independent certified public accountant for resolution. In the event an Audit Disagreement is submitted for resolution by either Party, the Parties shall comply with the following procedures:

                        (i)     The Party submitting the Audit Disagreement for resolution shall provide written notice to the other Party that it is invoking the procedures of this Section 6.9(b).

                        (ii)     Within thirty (30) business days of the giving of such notice, the Parties shall jointly select a recognized international accounting firm to act as an independent expert to resolve such Audit Disagreement.

A mark of [***] on this page indicates that confidential material has been omitted. This Exhibit, including the omitted portions, has been filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

                        (iii)     The Audit Disagreement submitted for resolution shall be described by the Parties to the independent expert in writing within ten (10) business days of the selection of such independent expert.

                        (iv)     The independent expert shall render a decision on the matter (including a determination with respect to the allocation of costs as described in Section 6.9(c)) as soon as practicable.

                        (v)     The decision of the independent expert shall be final and binding, unless such Audit Disagreement involves alleged fraud, breach of this Agreement or construction or interpretation of any of the terms and conditions hereof.

                (c)     Costs. The independent expert shall determine the allocation among the Parties of responsibility for the fees and expenses incurred by or on behalf of the independent expert (including any Third Party support staff retained by or on behalf of the independent expert or other costs incurred by or on behalf of the independent expert) in carrying out the dispute resolution procedures specified above in connection with such Audit Disagreement, and such decision shall be final and binding on the Parties in accordance with Section 6.9(b)(v).

ARTICLE 7
SERVICES

        7.1 Transition Services. Wyeth shall provide and deliver, and as necessary shall cause its Affiliates or relevant Third Parties to provide and deliver, the transition services and items specified on Schedule 7.1 (collectively, the “Transition Services”) in each case by the respective dates described on such schedule and in accordance with the terms and conditions of this Agreement. As applicable, the Transition Services will be performed in accordance with the quality technical agreement attached as Schedule 7.1(A). Wyeth will deliver the CTM Deliverables in accordance with Schedule 7.1(B), subject to the milestones and related payments set forth in Sections 6.3(a)(i) through 6.3(a)(iv); but in any event, Wyeth shall deliver the CTM Deliverables as soon as reasonably practicable upon their completion.

        7.2 Additional Transition Services. [***] MedImmune may from time to time reasonably request in writing that Wyeth perform any services that are within the general scope of the Transition Services but not set forth on Schedule 7.1, and the Parties shall promptly negotiate in good faith the addition of such services to Schedule 7.1.

        7.3 Technical Services. From time to time during the period commencing as of the Closing Date and extending until [***], in addition to the Transition Services, MedImmune may submit a written request that Wyeth perform up to [***], in the aggregate, per Flu Season of manufacturing, quality assurance and quality control, regulatory and clinical development services with respect to the Products in the Royalty Territory. Wyeth shall provide such reasonably requested services, to the extent Wyeth has available the necessary expertise at the time of such request, subject to good faith agreement between the Parties as to the scope of services to be provided and the costs to be paid (which in all cases shall be governed by the terms and conditions of this Agreement, including Article 8; provided, that such costs shall be established by the good faith agreement of the Parties if the requested services are not included within the types of services to which Fully Absorbed Costs apply and are not covered by functional categories of employees described in Schedule 1.32). Such agreement shall be memorialized in one or more schedules and incorporated herein as Schedule 7.3.

        7.4 Services. It is understood that the performance of the Transition Services and Additional Transition Services may be subject to disruption that may be a consequence of the announcement of this Agreement, but such disruption does not release Wyeth from its obligations to perform such Services in accordance with the terms of this Agreement.

        7.5 Transition Coordination. As of the Closing Date and for the duration of the Transition Services, each Party shall designate one or more employees to coordinate the management of the Transition Services. At least once each month, these coordinators (or their respective designees) shall meet either in-person or by telephone to assess the progress towards completion of the Transition Services and each will use his or her reasonable efforts to facilitate completion of the Transition Services, including the review of the budgets for, and the costs and expenses incurred in connection with the performance of, the Transition Services.

ARTICLE 8
SERVICE TERMS AND CONDITIONS

        8.1 Standards of Performance. Wyeth shall provide (and cause its Affiliates to provide) the Services with at least the same level of skill, quality, care, timeliness, and cost-effectiveness as such services, functions, equipment and tasks existed or were performed prior to the Signing Date. In completing the Services, unless otherwise stated in Schedule 7.1 or Schedule 7.3 or otherwise agreed in writing by the Parties, Wyeth agrees to provide its own equipment, tools and other materials at its own expense, subject to the terms of Section 8.2; to the extent that the Services include tasks that Wyeth has not performed prior to the Signing Date, then Wyeth shall have the right to determine in good faith and in its reasonable discretion the level of skill and the amount of resources appropriate to such task. MedImmune will make its facilities, equipment, materials and employees available to Wyeth when as necessary and reasonably requested by Wyeth for the provision of the Services.

        8.2[***] Payment. For any Services performed by Wyeth, MedImmune shall reimburse Wyeth for (a) [***], (b) [***]

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[***], (c) [***], (d) the [***]and (e) any [***] (collectively, the “Service Fees”). The Parties agree that MedImmune shall not be obligated to reimburse Wyeth for Service Fees in excess of the Approved Amounts (as hereinafter defined). For purposes of this Article 8, the “Approved Amounts” mean the amounts comprising [***] of the budget amounts set forth on Schedule 8.2 (the “Budgeted Amounts”), as may be amended in accordance with this Agreement, for the aggregate Service Fees described in (a), (b) and (e) above (it being understood that Schedule 8.2 shall be amended to include amounts for any modifications to the Transition Services to be provided under Section 7.1 as may be agreed upon by the Parties or for any Additional Transition Services to be provided under Sections 7.2 or 7.3 as may be agreed upon by the Parties).

        8.3 Payment Terms.

                (a)     The Parties agree that all expenses relating to the technology transfer activities provided for in the quality technical agreements, and the manufacture, development and commercialization of the Products shall be the responsibility of MedImmune, effective as of the Closing Date but upon such effectiveness, MedImmune also agrees to reimburse Wyeth for any such expenses incurred on and after the Signing Date, in accordance with the provisions of Section 8.2.

                (b)     At the end of each calendar month during which Services were provided, Wyeth will provide to MedImmune a detailed written invoice for amounts owed by MedImmune to Wyeth under Section 8.2 (such amounts in no event to exceed the Approved Amounts for such Services), such invoice to describe the applicable Services, number of hours worked by employee, functional area and tasks performed. All Service Fees shall be payable in full within thirty (30) days after receipt by MedImmune of such invoice.

        8.4 Termination of Services.

                (a)     Termination. MedImmune may terminate any and all Services at any time at its convenience upon fifteen (15) days’ prior written notice to Wyeth.

                (b)     Payment. Upon such optional termination of any Services, MedImmune will pay to Wyeth, subject to Section 8.2 and Section 8.4(c):

                        (i)     [***];

A mark of [***] on this page indicates that confidential material has been omitted. This Exhibit, including the omitted portions, has been filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

                        (ii)     [***];

                        (iii)     [***].

                (c)     Invoices. Following termination of Services prior to their completion under this Section 8.4, Wyeth will provide to MedImmune detailed written monthly invoices for amounts owed by MedImmune to Wyeth under this Section 8.4 (such amounts in no event to exceed the Approved Amounts for such Services), describing, as applicable, the Services [***] and the items described above to the extent owed by MedImmune and all such amounts shall be payable within thirty (30) days after receipt by MedImmune of each such invoice.

                (d)        Completion of Services. For the avoidance of doubt, completion of Services will not be deemed to be a “termination” of such Services within the meaning of this Section 8.4.

        8.5 Dispute Resolution. Notwithstanding MedImmune’s obligation under Section 8.3 or Section 8.4, as applicable, to pay each invoice in full, MedImmune may, in good faith, dispute amounts reflected in the invoices for Services, but only to the extent that [***].

ARTICLE 9
REPRESENTATIONS AND WARRANTIES OF WYETH

        Wyeth represents and warrants as of the Signing Date as follows:

        9.1 Due Organization. Wyeth is a corporation duly organized under the laws of the State of Delaware and has all necessary power and authority to conduct its business in the manner in which it is currently being conducted.

        9.2 Wyeth Patents. Neither Wyeth nor its Affiliates owns or has license rights in, in whole or in part, any Patent that relates to Wyeth Product-Specific Know-How or solely to the research, development, manufacture, use, sale, offer for sale or importation of any Products, except license rights pursuant to the WARF License Agreement.

        9.3 Third Party Agreements. Neither Wyeth nor any of its Affiliates has entered into any agreement with any Third Party pursuant to which such Third Party has granted a license, or covenant not to sue or to assert, under such Third Party’s Patents, which Patents which relate to the research, development, manufacture, use, sale, offer for sale of any Products, other than the WARF License Agreement.

        9.4 Transferred Intellectual Property, Wyeth Data and Wyeth Materials; Wyeth Product Specific Know-How.

                (a)     Wyeth is the sole owner of all Transferred Intellectual Property, Wyeth Data and Wyeth Materials, free and clear of any Encumbrances. Wyeth is not obligated to make any payment to any person or entity for the use or other exploitation of any of the Transferred Intellectual Property, Wyeth Data or Wyeth Materials, except for the payment for the performance of Third Party services with respect to such Transferred Intellectual Property, Wyeth Data or Wyeth Materials.

                (b)     To the knowledge of Wyeth, Wyeth has taken commercially reasonable measures and precautions, consistent with its customary practices with respect to information or materials of a similar nature and import, appropriate to protect and maintain the confidentiality and secrecy of the Wyeth Data. Wyeth has not transferred to any Third Party any of the Wyeth Materials except pursuant to an agreement regulating the use and handling and further transfer by such Third Party.

                (c)     Wyeth has not received any written notice or other communication from any Third Party of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any intellectual property or proprietary right owned or used by such Third Party and relating to the use of the Wyeth Transferred Intellectual Property, the Wyeth Data or the Wyeth Materials. To the knowledge of Wyeth, with no duty to investigate, no Third Party is infringing, misappropriating or making any unlawful use of any Transferred Intellectual Property, Wyeth Data or Wyeth Materials.

                (d)     Schedule 3.1(c) is a true and accurate list of all of the biological materials owned by Wyeth which (i) have been used by Wyeth solely in the research, development or manufacture of the Products, other than the MedImmune Product Materials, and excluding all non-proprietary materials, such as reagents and other consumables that are generally available or (ii) have been derived from any MedImmune Product Materials and any and all progeny, derivatives, replications, variants, recombinants, and reassortants thereof, whether generated by viral replication or by recombinant genetic engineering methods (it being understood that certain items set forth on Schedule 3.1(c) may be MedImmune Product Materials, and accordingly, are not owned by Wyeth).

                (e)     Wyeth owns or Controls all Wyeth Product Specific Know-How free and clear of any Encumbrances, except for (i) the rights granted to MedImmune under this Agreement, (ii) rights granted to Michigan pursuant to Section 4.1(a), or (iii) any rights granted or to be granted to WARF as required by the WARF License Agreement or the WARF Sublicense Agreement. To the knowledge of Wyeth, Wyeth has taken commercially reasonable measures and precautions, consistent with its customary practices with respect to information or materials of a similar nature and import, appropriate to protect and maintain the confidentiality and secrecy of the Wyeth Product Specific Know-How.

                (f)     Schedule 3.1(j) is a complete and accurate list of (i) all Government Licenses filed by Wyeth and its Affiliates with or issued to Wyeth and its Affiliates by United States Governmental Authorities and (ii) to the best knowledge of Wyeth, all Government Licenses filed by Wyeth and its Affiliates with or issued to Wyeth and its Affiliates by Governmental Authorities with jurisdiction outside the United States.

        9.5 MedImmune Collaboration Intellectual Property. Wyeth has not granted any sublicense in or to or otherwise Encumbered any of the MedImmune Collaboration IP.

        9.6 MedImmune Product Materials.

                (a)     Wyeth has not transferred, licensed or granted any right, title or interest in or to, any of the master virus seeds, master working seeds or virus seeds that comprise part of the MedImmune Product Materials, or any and all progeny, derivatives, replications, variants, recombinants, and reassortants thereof.

                (b)     Wyeth and its Affiliates do not possess any Master Donor Strains, and, since entering into the Collaboration Agreements have not transferred any Master Donor Strains to any Third Party.

                (c)     Wyeth has not entered into any covenant not to compete or contract with any Third Party restricting its right to use or practice any of the Transferred Intellectual Property or MedImmune Collaboration IP to transact business regarding the Transferred Intellectual Property, MedImmune Collaboration IP, Wyeth Data or Wyeth Materials in any market or geographical area or with any Third Party.

        9.7 Proceedings; Orders.

                (a)     There is no pending proceeding, and to the knowledge of Wyeth, no Third Party has threatened by written notice or other communication to commence any proceeding: (i) that involves Wyeth and that relates to the Acquired Assets; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the execution of this Agreement and the Closing. To the knowledge of Wyeth, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might give rise to or serve as a basis for the commencement of any such proceeding.

                (b)     To the knowledge of Wyeth, there is no judicial or administrative order relating to any Products to which Wyeth is subject, except as provided on Schedule 9.7(b).

        9.8 Authority; Binding Nature of Agreements. Wyeth has the power and authority to enter into and to perform its obligations under this Agreement. The execution, delivery and performance by Wyeth of this Agreement have been duly authorized by all necessary corporate action on the part of Wyeth. This Agreement constitutes the legal, valid and binding obligation of Wyeth, enforceable against Wyeth in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        9.9 Non-Contravention; Consents.

                (a)     The consummation or performance of any of the obligations under this Agreement by Wyeth will not (with or without notice or lapse of time):

                        (i)     contravene, conflict with or result in a violation of (A) any of the provisions of Wyeth’s Certificate of Incorporation or bylaws, or (B) any resolution adopted by Wyeth’s Board of Directors (or any committee thereof) or stockholders;

                        (ii)     except as contemplated by Section 11.1(c), to the knowledge of Wyeth, contravene, conflict with or result in a violation of, any legal requirement or any judicial or administrative order to which Wyeth, or any of the assets owned or used by Wyeth, is subject; provided, that MedImmune acknowledges that Wyeth is subject to the consent decree set forth on Schedule 9.7(b); or

                        (iii)     result in the imposition or creation of any Encumbrance upon or with respect to the Acquired Assets, except as expressly provided for in this Agreement in Section 6.5.

                (b)     except as contemplated by Section 11.1(c) and as provided in Schedule 9.7(b), and except as necessary to effect the assignment of the Government Licenses pursuant to Section 3.1(j) or Section 5.4, Wyeth was not, is not or will not be required to make any filing with or give any notice to, or to obtain any consent from, any Governmental Authority in connection with the consummation or performance of this Agreement.

        9.10 Brokers. Wyeth has not agreed or become obligated to pay, or has taken any action that might result in any Third Party claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with this Agreement.

        9.11 Disclaimer. WYETH MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED (INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF INFRINGEMENT, TITLE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 9. WITHOUT LIMITATION OF THE FOREGOING, AND EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 9, NOTHING CONTAINED IN THIS AGREEMENT SHALL BE CONSTRUED AS EXTENDING ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE ACQUIRED ASSETS, THE TRANSFERRED INTELLECTUAL PROPERTY OR THE TRANSITION SERVICES.

        9.12 Survival. The representations and warranties set forth in (i) Sections 9.4(a), 9.4(b), 9.4(e), 9.5 and 9.6 shall expire four (4) years after the Closing Date; (ii) Sections 9.1, 9.2, 9.3, 9.4(c), 9.4(d), 9.4(f), 9.7, 9.8, and 9.9 shall expire two (2) years after the Closing Date; and (iii) Section 9.10 shall survive indefinitely after the Closing Date. Any claims made with respect to such representations and warranties (including, without limitation, any claim made under Section 13.1) must be brought prior to the applicable expiration date (if any) for such representation and warranty; provided, however, that such expiration date shall not affect the continued adjudication of such claim brought prior to such applicable expiration date.

ARTICLE 10
REPRESENTATIONS AND WARRANTIES OF MEDIMMUNE

        MedImmune represents and warrants as of the Signing Date as follows:

        10.1 Due Organization. MedImmune is a corporation duly organized under the laws of the State of Delaware, and has all necessary power and authority to conduct its business in the manner in which it is currently being conducted.

        10.2 Non-Contravention; Consents.

                (a)     The consummation or performance of any of the obligations under this Agreement by MedImmune will not (with or without notice or lapse of time):

                        (i)     contravene, conflict with or result in a violation of (A) any of the provisions of MedImmune’s Certificate of Incorporation or bylaws or (B) any resolution adopted by MedImmune’s Board of Directors (or any committee thereof) or stockholders; or

                        (ii)     except as contemplated by Section 11.2(a), to the knowledge of MedImmune, contravene, conflict with or result in a violation of any legal requirement or any judicial or administrative order to which MedImmune or any of the assets owned or used by MedImmune is subject.

                (b)     Except as contemplated by Section 11.2(a), MedImmune was not, is not and will not be required to make any filing with or give any notice to, or to obtain any consent from, any person in connection with the consummation or performance of this Agreement.

        10.3 Proceedings; Orders. There is no pending proceeding, and to the knowledge of MedImmune, MedImmune has not received written notice or other communication threatening to commence any proceeding: (i) that relates to or might affect the Acquired Assets or the ability of MedImmune to perform this Agreement; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the execution of this Agreement and the Closing. To the knowledge of MedImmune, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might give rise to or serve as a basis for the commencement of any such proceeding.

        10.4 Authority; Binding Nature of Agreement. MedImmune has the right, power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by MedImmune have been duly authorized by all necessary corporate action on the part of MedImmune. This Agreement constitutes the legal, valid and binding obligation of MedImmune, enforceable against MedImmune in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

        10.5 Brokers. MedImmune has not agreed or become obligated to pay, or taken any action that might result in any person or entity claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with this Agreement.

        10.6 Disclaimer. MEDIMMUNE MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED (INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF INFRINGEMENT, TITLE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 10.

        10.7 Survival. The representations and warranties set forth in (i) Sections 10.1 through 10.4 shall expire two (2) years after the Closing Date; and (ii) Section 10.5 shall survive indefinitely after the Closing Date. Any claims made with respect to such representations and warranties (including, without limitation, any claim made under Section 13.2) must be brought prior to the applicable expiration date (if any) for such representation and warranty; provided, however, that such expiration date shall not affect the continued adjudication of any such claim brought prior to such applicable expiration date.

ARTICLE 11
PRE-CLOSING COVENANTS

        11.1 Pre-Closing Covenants of Wyeth.

                (a)     Access. Subject to the provisions of the confidentiality obligations below in Article 14, during the period from the Signing Date through the Closing Date (the “Pre-Closing Period”), Wyeth will, after receiving reasonable advance notice from MedImmune, give MedImmune reasonable access (during normal business hours) to Wyeth’s facilities and to Wyeth’s books and records relating to the Acquired Assets and will provide MedImmune with such information regarding the Acquired Assets and any other appropriate matters germane to the subject matter of this Agreement as MedImmune may reasonably request.

                (b)     Conduct of Business. Except as contemplated or permitted by this Agreement, or as otherwise approved in writing by MedImmune, during the Pre-Closing Period Wyeth will not (i) license or dispose of any material Acquired Assets, (ii) prematurely terminate or materially amend, grant a sublicense under or assign any of the Third Party Agreements, or (iii) commit a material breach of any Third Party Agreement. If Wyeth requests MedImmune’s approval of a proposed action that would otherwise result in a breach by Wyeth of this Section 11.1(b), MedImmune will respond promptly to Wyeth’s request and will not unreasonably withhold its approval of the proposed action.

                (c)     Consents. Wyeth will use commercially reasonable efforts during the Pre-Closing Period to obtain the Required Third Party Consents and consents to transfer the Government Licenses as provided in Section 5.4.

                (d)     Conditions. Wyeth will use commercially reasonable efforts (i) to cause the conditions set forth in Section 12.1 to be satisfied on a timely basis and (ii) otherwise to cause the Closing to take place as soon as reasonably practicable.

        11.2 Pre-closing Covenants of MedImmune.

                (a)     Consents. MedImmune will cooperate with Wyeth, and will provide Wyeth with such assistance as Wyeth may reasonably request, for the purpose of attempting to obtain the Required Third Party Consents and consents to transfer the Government Licenses as provided in Section 5.4.

                (b)     Conditions. MedImmune will use commercially reasonable efforts (i) to cause the conditions set forth in Section 12.2 to be satisfied on a timely basis and (ii) otherwise to cause the Closing to take place as soon as reasonably practicable.

        11.3 HSR Act.

                (a)     Each of MedImmune and Wyeth shall, as promptly as practicable after the date hereof, file or supply, or cause to be filed or supplied, all notifications and information required to be filed or supplied pursuant to the HSR Act in connection with the transactions contemplated by this Agreement. Each of MedImmune and Wyeth shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. As promptly as practicable, MedImmune and Wyeth shall make, or cause to be made, all such other filings and submissions under laws, rules and regulations applicable to them, or to their Affiliates, as may be required for them to consummate the transactions contemplated hereby in accordance with the terms of this Agreement. MedImmune and Wyeth shall keep one another apprised of the status of any communications with, and inquiries or requests for additional information from, any governmental authority, including the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, and shall comply promptly with any such inquiry or request. MedImmune shall pay the costs of all filing fees under the HSR Act.

                (b)     Each of MedImmune and Wyeth shall use reasonable commercial efforts to resolve any objections that may be asserted by the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice with respect to the transactions contemplated hereby, and shall cooperate with each other to contest any challenges to the transactions contemplated hereby by any such governmental entity. The Parties agree to cooperate and to use their respective reasonable commercial efforts to obtain any government clearances or approvals required for Closing under the HSR Act, to respond to any government requests for information under the HSR Act, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the transactions contemplated by this Agreement under the HSR Act or which is otherwise required to consummate the transactions contemplated by this Agreement.

ARTICLE 12
CONDITIONS PRECEDENT TO CLOSING

        12.1 Conditions Precedent to MedImmune’s Obligation to Close. MedImmune’s obligation to purchase the Acquired Assets and to take the other actions required to be taken by MedImmune at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by MedImmune, in whole or in part, in writing):

                (a)     Accuracy of Representations. Those representations and warranties of Wyeth set forth in Article 9 shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date.

                (b)     Performance of Covenants. Wyeth shall have performed, in all material respects, all covenants required by this Agreement to be performed by Wyeth on or before the Closing Date.

                (c)     HSR Act. The waiting period (and any extension thereof) applicable to the consummation of the Agreement under the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated.

                (d)     Additional Documents. Wyeth shall have executed and delivered such bills of sale, assignments and other instruments as MedImmune may reasonably require as necessary to evidence and effectuate the transfer of the Acquired Assets to MedImmune.

                (e)     No Restraints. No injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued since the Signing Date by any foreign, United States federal or state court of competent jurisdiction and shall remain in effect; and no foreign, United States federal or state law, rule or regulation that makes consummation of the transactions contemplated by this Agreement illegal shall have been enacted or adopted since the Signing Date and shall remain in effect.

                (f)     Consents. The Required Third Party Consents listed on Schedule 1.55 shall have been obtained.

        12.2 Conditions Precedent to Wyeth’s Obligation to Close. Wyeth’s obligation to sell and transfer the Acquired Assets to MedImmune and to take the other actions required to be taken by Wyeth at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Wyeth, in whole or in part, in writing):

                (a)     Accuracy of Representations. The representations and warranties of MedImmune set forth in Article 10 shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date.

                (b)     Performance of Covenants. MedImmune shall have performed, in all material respects, all covenants required by this Agreement to be performed by MedImmune on or before the Closing Date.

                (c)     HSR Act. The waiting period (and any extension thereof) applicable to the consummation of the Agreement under the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated.

                (d)     No Restraints. No injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued since the Signing Date by any foreign, United States federal or state court of competent jurisdiction and shall remain in effect; and no foreign, United States federal or state, law, rule or regulation that makes consummation of the transactions contemplated by this Agreement illegal shall have been enacted or adopted since the Signing Date and shall remain in effect.

                (e)     Additional Documents. MedImmune shall have executed and delivered such other documents as Wyeth may reasonably require evidencing MedImmune’s assumption of the obligations being assigned to MedImmune pursuant to this Agreement.

        12.3 Contracts. The entering into or failure to enter into an agreement with the Centers for Disease Control and Prevention (CDC) by Wyeth based on the solicitation submitted to the CDC on April 16, 2004, as amended, shall not be a condition precedent to Closing, and Wyeth shall have no liability to MedImmune under this Agreement with respect to the entering into or failure to enter into such an agreement with the CDC. The entering into or failure to enter into any other customer contracts by Wyeth shall not be a condition precedent to Closing and Wyeth shall have no liability to MedImmune under this Agreement for failure by Wyeth to enter into any other customer contracts.

ARTICLE 13
INDEMNIFICATION

        13.1 Indemnification by Wyeth. Except as set forth in Section 13.2 hereof, and except to the extent caused by MedImmune’s, or its Affiliates’, licensees’, sublicensees’ or distributors’, (in each case, other than Wyeth’s or Wyeth Affiliates’) negligent, reckless or willful acts or omissions, Wyeth shall indemnify, defend and hold MedImmune and its directors, officers, employees, agents and Affiliates harmless from and against any liabilities, damages, costs or expenses, including reasonable attorneys’ fees (collectively, “Damages”) incurred or suffered as the result of Third Party claims, demands, or judgments to the extent arising out of or relating to: (a) any activity by Wyeth or its Affiliates after the Closing that leads to the injury, death, or illness of any person, by reason of the failure of the Clinical Trial Material Deliverables to conform to applicable specifications, to the extent such failure was caused by the gross negligence or willful misconduct of Wyeth or its Affiliates, provided that such indemnification shall be only to the extent that such non-conforming Clinical Trial Material Deliverables were under the sole control of Wyeth or its Affiliates, and provided further that MedImmune shall have the burden of proof in all cases under this subsection (a); or (b) any material breach of any covenant, agreement, representation or warranty of Wyeth contained in this Agreement. The indemnification obligations imposed under Section 13.1(b) arising in connection with the breach of any representation or warranty by Wyeth shall expire upon the expiration of the applicable representation or warranty as set forth in Section 9.12, or, if later, with respect to any claim brought under this Section 13.1 prior to the expiration date of the applicable representation and warranty, until the final adjudication of such claim.

        13.2 Indemnification by MedImmune. Except as set forth in Section 13.1 hereof, and except to the extent caused by Wyeth’s or its Affiliates’, licensees’, sublicensees’ or distributors’ (in each case, other than MedImmune’s or its Affiliates’) negligent, reckless or willful acts or omissions, MedImmune shall indemnify, defend and hold Wyeth and its directors, officers, employees, agents and Affiliates harmless from and against any Damages incurred or suffered as the result of Third Party claims, demands, or judgments, to the extent arising out of or relating to: (a) any activities relating to any Product, including without limitation the development, manufacture, storage, distribution, promotion, and commercialization of Products, that are performed by or on behalf of MedImmune, its Affiliates, licensees, sublicensees or distributors (in each case, other than Wyeth or Wyeth’s Affiliates) after the Closing; and (b) any material breach of any covenant, agreement, representation or warranty of MedImmune contained in this Agreement. The indemnification obligations imposed under Section 13.2(b) arising in connection with the breach of any representation or warranty by MedImmune shall expire upon the expiration of the applicable representation or warranty as set forth in Section 10.7, or, if later, with respect to any claim brought under this Section 13.2 prior to the expiration date of the applicable representation and warranty, until the final adjudication of such claim.

        13.3 Indemnification Procedure. Each Party will notify the other Party in writing in the event it becomes aware of a claim for which indemnification may be sought hereunder. In case any proceeding (including any governmental investigation) shall be instituted involving any Party in respect of which indemnity may be sought pursuant to this Article 13, such Party (the “Indemnified Party”) shall promptly notify the other Party (the “Indemnifying Party”) in writing and the Indemnifying Party and Indemnified Party shall meet to discuss how to respond to any claims that are the subject matter of such proceeding. The Indemnified Party shall cooperate fully with the Indemnifying Party in defense of such matter. The Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both Parties by the same counsel would be inappropriate due to actual or potential differing interests between them. All such fees and expenses shall be reimbursed as they are incurred. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but, if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. The Indemnifying Party shall not, without the written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which the Indemnified Party is, or arising out of the same set of facts could have been, a party and indemnity could have been sought hereunder by the Indemnified Party, unless such settlement includes an unconditional release of the Indemnified Party from all liability on claims that are the subject matter of such proceeding.

A mark of [***] on this page indicates that confidential material has been omitted. This Exhibit, including the omitted portions, has been filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

        13.4 Payment of Damages.

                (a)     Any Damages for which an Indemnifying Party is or may become liable under Sections 13.1 or 13.2 shall be paid first from any funds available through vaccine injury protection compensation trust established pursuant to 42 U.S.C. 300 aa-1 et seq. and more specifically under 26 U.S.C. 9510, 4131 and 4132 or other similar legislation, or by a State of the United States, if applicable.

                (b)     Any Damages not subject to Section 13.4(a) above shall be the responsibility of the Indemnifying Party.

        13.5 Indemnification for Activities Prior to Closing. The obligations of the Parties under Article 18 of the U.S. License Agreement, Article 17 of the International License Agreement, and Article 14 of the Supply Agreement (and, solely to the extent necessary to give meaning to such obligations, any representations or warranties contained in these agreements) shall survive termination of the Collaboration Agreements solely with respect to those activities conducted prior to the Closing by either of the Parties (including, without limitation, the manufacture, distribution, or sale of the Frozen Product during the 2003-2004 Flu Season and the manufacture, testing, and use of CAIV-T).

        13.6 Insurance. MedImmune shall obtain by the Closing Date and maintain at all times during the [***], Products Liability Insurance with reputable and financially secure insurance carriers each having an A.M. Best rating of [***] or better, to cover its indemnification obligations under Section 13.2, [***]. MedImmune shall provide Wyeth with a Certificate of Insurance evidencing this coverage within thirty (30) days after the Closing. MedImmune shall have the right to maintain self-insurance with respect to all or a part of its insurance obligations under this Section 13.6.

ARTICLE 14
CONFIDENTIALITY

        14.1 Non-Disclosure and Non-Use.

                (a)     Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, Wyeth agrees to keep confidential, and not to publish or otherwise disclose or use for any purpose other than as provided for in this Agreement, any MedImmune Confidential Information.

                (b)     Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, MedImmune agrees to keep confidential, and not to publish or otherwise disclose or use for any purpose other than as provided for in this Agreement, any Wyeth Confidential Information.

                (c)     The obligations set forth in the foregoing Sections 14.1(a) and (b) shall not apply to Confidential Information of a Party to the extent the receiving Party establishes that such Confidential Information:

                        (i)     was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

                        (ii)     was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

                        (iii)     became generally available to the public or otherwise part of the public domain after its disclosure to the receiving Party, and other than through any act or omission of the receiving Party in breach of this Agreement;

                        (iv)     was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others; or

                        (v)     was independently developed by employees of the receiving Party who had no knowledge of or access to the Confidential Information of the other Party.

        14.2 Authorized Disclosure.

                (a)     Each Party may disclose Confidential Information of the other Party to the extent such disclosure is required by an order of a court or other government agency or is required to comply with applicable governmental regulations, provided, however, that if a Party is required by court order, law or regulation to make any such disclosures of the other Party’s Confidential Information it will give reasonable advance notice to the other Party sufficient to allow such other Party to seek confidential treatment of such Confidential Information.

                (b)     Wyeth may disclose MedImmune Confidential Information, without prior notice to MedImmune, (i) in connection with the performance of the Services described in Article 7, to its Affiliates, permitted subcontractors, employees, consultants, representatives or agents who are providing such Services, and (ii) to existing or potential acquirers or merger candidates, each of whom prior to disclosure must be subject to a binding confidentiality agreement.

                (c)     MedImmune may disclose Wyeth Confidential Information, without prior notice to Wyeth, (i) in connection with the research, development, manufacture, use or sale of Products or in the performance of this Agreement, to its Affiliates, licensees, sublicensees, employees, consultants, representatives or agents, and (ii) to existing or potential acquirers or merger candidates, potential collaborators, investment bankers, existing or potential investors, venture capital firms or other financial institutions or investors for purposes of obtaining financing, each of whom prior to disclosure must be subject to a binding confidentiality agreement.

        14.3 Publicity. The Parties agree that the public announcement of the execution of this Agreement shall be substantially in the form of the press release to be mutually agreed to by the Parties. Any other publication, news release or other written public announcement referring to the other Party relating to this Agreement, or such other Party’s performance hereunder or under the Collaboration Agreements, shall first be reviewed and approved by both Parties, which approval shall not be unreasonably withheld; provided, however, that any disclosure which is required by law or by stock exchange regulations as advised by the disclosing Party’s counsel may be made without the prior consent of the other Party, although the other Party shall be given prompt notice of any such legally or otherwise required disclosure and to the extent practicable shall provide the other Party an opportunity to comment on the proposed disclosure.

        14.4 Publication. Wyeth will submit to MedImmune for review and approval all proposed academic, scientific and medical publications and public presentations related to the Products for review in connection with preservation of Patent rights and/or to determine whether MedImmune Confidential Information should be modified or deleted, provided, however that after the approval of an academic, scientific or medical publication and/or public presentation has been given, Wyeth shall not have to resubmit any such information for re-approval should it be republished or publicly disclosed in another form, provided, that such alternative form contains no additional MedImmune Confidential Information or material modification or deletion that has not be reviewed by MedImmune. Written copies of such proposed publications and presentations shall be submitted to MedImmune no later than sixty (60) days before submission for publication or presentation and MedImmune shall provide its comments with respect to such publications and presentations within thirty (30) days following its receipt of such written copy. Wyeth and MedImmune will each comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other parties in any publications relating to the Products. The Parties acknowledge that Wyeth has existing agreements with academic investigators, and the provisions of such agreements relating to publication of scientific and clinical results shall take precedence over the provisions of this Section 14.4, provided, that to the extent that Wyeth has the right to review and comment on such publications, it shall provide MedImmune with the right to review and comment thereon on a timely basis.

ARTICLE 15
MUTUAL RELEASE; LIMITATIONS ON REMEDIES

        15.1 Mutual Release.

                (a)     Definitions.

                        (i)     The term “Associated Parties,” when used herein with respect to a Party, shall mean and include: (A) such Party’s predecessors, successors, executors, administrators, heirs and estate; (B) such Party’s past, present and future assigns, directors, officers, employees, agents and representatives; (C) each entity that such Party has the power to bind (by such Party’s acts or signature) or over which such Party directly or indirectly exercises control; and (D) each entity of which such Party owns, directly or indirectly, at least 50% of the outstanding equity, beneficial, proprietary, ownership or voting interests. For clarity, the term “Associated Parties” shall include without limitation any and all Affiliates.

                        (ii)     The term “Claims” shall mean and include all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including without limitation (A) any unknown, unsuspected or undisclosed claim; (B) any claim or right that may be asserted or exercised in a capacity as a stockholder, director, officer or employee, or in any other capacity; and (C) any claim, right or cause of action based upon any breach of any express, implied, oral or written contract or agreement.

                        (iii)     The term “Released Claims,” when used herein with respect to a Party, shall mean and include each and every Claim that (A) such Party may have had in the past, may now have or may have in the future against the other Party or its Associated Parties, and (B) has arisen or arises directly or indirectly out of, or relates directly or indirectly to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the Signing Date to the extent such Claim relates to or arises under the Collaboration Agreements; provided, however, that the Released Claims shall exclude: (1) any and all rights to seek and obtain indemnification under the Collaboration Agreements to the extent that such rights expressly survive termination of the Collaboration Agreements pursuant to Section 13.5 of this Agreement; (2) any and all rights to seek and obtain enforcement of, or a remedy arising out of the breach of, any obligation provided for in this Agreement; and (3) any and all rights to seek and obtain enforcement of (including, without limitation, any and all rights to seek and obtain indemnification under the Asset Purchase Agreement), or a remedy arising out of a breach of, any obligation provided for in the Asset Purchase Agreement.

                (b)     Release. Each Party, for itself and for each of its Affiliates, hereby generally, irrevocably, unconditionally and completely releases and forever discharges the other Party and each of the other Party’s Associated Parties from, and hereby irrevocably, unconditionally and completely waives and relinquishes, each of such Party’s Released Claims.

        15.2 Limitation of Remedies. The Parties agree and acknowledge that, effective as of the Closing Date, the termination of the Collaboration Agreements and MedImmune’s acquisition of any and all of the rights in and to the Acquired Assets described in Article 3, the transfer of those Acquired Assets pursuant to this Agreement and the licenses described in Sections 4.1 and 4.4 are final and irrevocable and shall in no way be modified, altered or subject to any limitation, notwithstanding any alleged breach by MedImmune of any provision hereunder, any alleged breach or default of any other obligation owed to Wyeth, or termination of all or any portion of this Agreement for any reason. In the event of any dispute arising out of or relating to MedImmune’s payment obligations under Article 6 or Article 8 hereunder, Wyeth agrees and understands that its sole and exclusive remedy for any such claim shall be a claim for monetary damages from and against MedImmune and that it hereby waives any and all remedies or claims for equitable or other forms of relief, except for monetary damages.

        15.3 Consequential Damages. IN NO EVENT WILL EITHER PARTY OR ITS AFFILIATES BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, TREBLE OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY; PROVIDED, HOWEVER, THAT THIS LIMITATION WILL NOT LIMIT THE INDEMNIFICATION OBLIGATION OF SUCH PARTY UNDER THE PROVISIONS OF ARTICLE 13 FOR SUCH DAMAGES CLAIMED BY A THIRD PARTY OR A PARTY’S LIABILITY FOR BREACH OF ITS OBLIGATIONS UNDER ARTICLE 14.

        15.4 Remedies. Other than as set forth in Section 15.2, nothing in this Agreement will limit either Party’s right to seek immediate injunctive or other equitable relief whenever the facts or circumstances would permit a Party to seek such relief in a court of competent jurisdiction.

ARTICLE 16
CLOSING; TERM AND TERMINATION

        16.1 Term. Unless terminated prior to Closing under Section 16.2, the terms and conditions of this Agreement will commence on the Signing Date and will continue in full force and effect indefinitely, except for certain obligations that are limited in time as specified throughout this Agreement.

        16.2 Termination Right. Either Party shall have the right prior to Closing to terminate this Agreement effective immediately upon written notice to the other Party if the Closing does not occur within sixty (60) days after the date upon which both Parties make the filings under the HSR Act required under Section 11.3(a) solely because the conditions in Sections 12.1(c) and 12.2(c) have not been satisfied. After the conditions in Sections 12.1(c) and 12.2(c) have been fulfilled, either Party may terminate this Agreement prior to Closing if, and only if, the other Party is unable to fulfill its other Closing conditions under Sections 12.1 or 12.2, as applicable, and such terminating Party has not waived fulfillment of such other Closing conditions, in each case no later than fifteen (15) business days after the satisfaction of the conditions set forth in Sections 12.1(c) and 12.2(c). Each Party shall be liable and responsible for all costs incurred by such Party in connection with the transactions contemplated by this Agreement in the event of such termination. For avoidance of doubt, neither Party may terminate this Agreement after Closing.

        16.3 Survival. The provisions of Articles 14, 17 (solely with respect to disputes arising under this Agreement) and Sections 18.3, 18.5 and 18.7, together with any definitions used or exhibits, schedules, or appendices referenced in the foregoing Articles and Sections, will survive any termination permitted under Section 16.2 of this Agreement.

A mark of [***] on this page indicates that confidential material has been omitted. This Exhibit, including the omitted portions, has been filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

ARTICLE 17
DISPUTE RESOLUTION

        17.1 Executive Officers. The Parties will try to settle their differences amicably between themselves. If any claim, dispute, or controversy of whatever nature arising out of or relating to this Agreement, including the performance or alleged non-performance of a Party of its obligations under this Agreement (each a “Dispute”) arises between the Parties, then a Party may notify the other Party in writing of such Dispute. If such Dispute is not resolved within ten [***] of such notice, the Parties hereby agree to resolve such Dispute by referring the Dispute to their respective executive officers designated below or their designees, for attempted resolution by negotiations within [***] after such notice of Dispute is received. The designated officers are as follows:

                 For Wyeth:                           [***]

                 For MedImmune:                 [***]

        17.2 Arbitration. In the event the designated officers are unable to resolve such Dispute within the [***] provided for in Section 17.1 and notice of such Dispute was delivered at any time prior to [***], then the Parties hereby agree to resolve such Dispute by final and binding arbitration administered under the rules of arbitration of the Judicial Arbitration and Mediation Services (“JAMS”) by one (1) arbitrator appointed in accordance with such rules. The decision and award rendered by the arbitrator will be final and binding. In any such arbitration, the arbitrator will not have the right to modify the terms and conditions of this Agreement. As a result, the rights and obligations of the Parties will be determined in accordance with the terms and conditions of this Agreement and any decision or award will be only in accordance with the terms and conditions of this Agreement (including, with respect to Section 8.5, a finding by the arbitrator of gross negligence as a condition of any award based upon such a claim). Without limiting the generality of the foregoing, the decision of an arbitrator may include the grant of injunctive or equitable relief, including the remedy of specific performance. The Parties and the arbitrator will exert best efforts to have the decision and award rendered within [***] after provision of the notice invoking this arbitration provision. Judgment upon the award may be entered in any court having jurisdiction thereof. Any arbitration pursuant to this section will be held in New York, New York or such other place as may be mutually agreed upon in writing by the Parties.

A mark of [***] on this page indicates that confidential material has been omitted. This Exhibit, including the omitted portions, has been filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

        17.3 Litigation.

(a)     In the event the designated officers are unable to resolve such Dispute within the [***] period under Section 17.1 and notice of such Dispute was delivered at any time after [***], then the Parties hereby agree that they shall be permitted to pursue all available remedies at law or in equity; provided, however, that no lawsuit may be commenced by a Party unless it gives the other Party [***] notice of its intent to initiate an action. The Parties agree that all disputes will be submitted for resolution to the United States District Court for the Southern District of New York, and consent to venue in and the jurisdiction of that Court.

                (b)     THE PARTIES WAIVE THE RIGHT TO TRIAL BY JURY.

                (c) [***]

                (d) [***]

ARTICLE 18
MISCELLANEOUS

        18.1 Assignment. Either Party may assign its rights or obligations under this Agreement in writing. This Agreement shall survive any merger, acquisition or similar reorganization of either Party with or into, or the sale of all or substantially all of such Party’s assets related to the business to which this Agreement relates sale of assets to, another party; provided, that in the event of such merger, reorganization or sale, no intellectual property rights of the acquiring corporation shall be included in the technology licensed hereunder. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void.

        18.2 Consents Not Unreasonably Withheld or Delayed. Whenever provision is made in this Agreement for either Party to secure the consent or approval of the other, that consent or approval shall not unreasonably be withheld or delayed, unless specifically otherwise provided.

        18.3 Notices. All notices hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof). Notice shall become effective upon receipt.

                                 If to MedImmune:

                                MedImmune Vaccines, Inc.
                                c/o MedImmune, Inc.
                                One MedImmune Way
                                Gaithersburg, MD 20878
                                Attention: Chief Executive Officer
                                Telephone: (301) 398-0000
                                Facsimile: (301) 398-9000

        In either case with a copy to the same address to the attention of MedImmune’s General Counsel.

                                If to Wyeth:

                                Wyeth Pharmaceuticals
                                500 Arcola Road
                                Collegeville, PA 19426
                                Attention: Senior Vice President, Business Development
                                Facsimile: Number: (484) 865-9301

                                With a copy to:

                                Wyeth
                                Five Giralda Farms
                                Madison, NJ 07940
                                Attention: General Counsel
                                Facsimile Number: (973) 660-7050

        18.4 Waiver. Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or any other of such Party’s rights or remedies provided in this Agreement.

        18.5 Severability. If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstances shall, to any extent, be held to be invalid or unenforceable, then (a) the remainder of this Agreement, or the application of such term, covenant or condition to the Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (b) the Parties covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

        18.6 Construction. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision. Except where the context otherwise requires, where used, the singular shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

        18.7 Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of Delaware, without regard to conflicts of laws, except for questions regarding Patents, which shall be governed by and interpreted under the patent laws of the United States.

        18.8 Headings. The Sections and paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of the Sections or paragraphs to which they apply.

        18.9 Facsimile Execution; Counterparts. This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        18.10 Entire Agreement; Amendments.

                (a)     This Agreement, including all addendums, exhibits, schedules and attachments attached hereto (including, but not limited to the quality technical agreements attached as Schedule 7.1(A) and Schedule 7.1(B)), sets forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties with respect to the subject matter hereof, and supersedes and terminates all prior agreements and understandings between the Parties with respect to such subject matter, including but not limited to the Collaboration Agreements, except as expressly set forth in Section 2.1. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties with respect to such subject matter other than as set forth in this Agreement as described above. In the event of any conflict between this Agreement and the quality technical agreements, this Agreement shall govern.

                (b)     No alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties. This Agreement, including without limitation, the addendums, exhibits, schedules and attachments hereto, is intended to define the full extent of the legally enforceable undertakings of the Parties with respect to the subject matter hereof, and no promise or representation, written or oral, which is not set forth explicitly is intended by either Party to be legally binding. Both Parties acknowledge that in deciding to enter into the Agreements and to consummate the transaction contemplated thereby neither Party has relied upon any statement or representations, written or oral, other than those explicitly set forth herein.

        18.11 Independent Contractors. The status of the Parties under this Agreement shall be that of independent contractors. Neither Party shall have the right to enter into any agreements on behalf of the other Party, nor shall it represent to any person that it has any such right or authority. Nothing in this Agreement shall be construed as establishing a partnership or joint venture relationship between the Parties.

        18.12 Currency. The references in this Agreement to amounts expressed in dollars ($) shall mean United States Dollars.

        18.13 Bankruptcy. All rights and licenses granted by Wyeth under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, U.S.C. (the “Bankruptcy Code”), licenses and rights to “Intellectual Property” as defined under Section 101(60) of the Bankruptcy Code. Wyeth agrees that MedImmune, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. Wyeth agrees during the term of this Agreement to create and maintain current copies of or, if not amenable to copying, detailed descriptions or other appropriate embodiments, of all such intellectual property. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against Wyeth under the Bankruptcy Code, MedImmune shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property and the same, if not already in its possession, shall be promptly delivered to MedImmune (a) upon any such commencement of a bankruptcy proceeding upon written request therefor by MedImmune, unless Wyeth elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under (a) above, upon the rejection of this Agreement by or on behalf of Wyeth upon written request therefor by MedImmune. Any delivery of descriptions or embodiments of intellectual property pursuant to this Section 18.13 shall not be deemed to effect a transfer of title or other change in ownership or license rights, or to reduce in any respect the payment obligations of MedImmune under this Agreement.

        18.14 Force Majeure. No failure or omission by the Parties in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the reasonable control of the Parties, including, but not limited to, the following: acts of God; acts or omissions of any government; any rules, regulations or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; terrorism; insurrection; riot; and invasion and provided, that such failure or omission resulting from one of the above causes is cured as soon as is practicable after the occurrence of one or more of the above-mentioned causes. The Party claiming force majeure shall notify the other Party with notice of the force majeure event as soon as practicable, but in no event longer than ten (10) business days after its occurrence, which notice shall reasonably identify such obligations under this Agreement and the extent to which performance thereof will be affected.

[Signature Page Follows]

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective duly authorized officers.

WYETH, ACTING THROUGH ITS WYETH PHARMACEUTICALS DIVISION

By: /s/ Greg Norden
Name: Greg Norden
Title: Senior Vice President

MEDIMMUNE VACCINES, INC.

By: /s/ David M. Mott
Name: David M. Mott
Title: CEO